                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                              Comcast Corporation
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:

                                [LOGO COMCAST]

                              1500 Market Street
                     Philadelphia, Pennsylvania 19102-2148

                               ----------------

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON JUNE 22, 2000

                               ----------------

  The Annual Meeting of Shareholders of Comcast Corporation (the "Company") will be held on Thursday, June 22, 2000 at 9:00 a.m. local time at the offices of the Company, 1500 Market Street, West Tower, 9th Floor, Philadelphia, Pennsylvania, for the following purposes:

  1. To elect nine directors to serve for the ensuing year and until their respective successors shall have been duly elected and qualified.

  2. To consider a proposal to approve an amendment to the Comcast Corporation 1996 Stock Option Plan.

  3. To ratify the appointment of Deloitte & Touche LLP as the Company's independent auditors for the 2000 fiscal year.

  4. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

  The close of business on May 3, 2000 has been fixed as the record date for the meeting. All shareholders of record at that time are entitled to notice of, and all holders of Class A Common Stock and Class B Common Stock are entitled to vote at, the meeting and any adjournment or postponement thereof.

  Because holders of Class A Special Common Stock are not generally entitled to vote and no resolution is proposed for the meeting for which a vote of the Class A Special Common Stock is required by law, holders of Class A Special Common Stock are not entitled to vote at the meeting. The enclosed proxy statement is being sent to holders of Class A Special Common Stock for informational purposes only.

  In the event that the meeting is adjourned for one or more periods aggregating at least fifteen days due to the absence of a quorum, those shareholders entitled to vote who attend the adjourned meeting, although otherwise less than a quorum, shall constitute a quorum for the purpose of acting upon any matter set forth in this notice.

  All shareholders are cordially invited to attend the meeting. The Board of Directors urges you to date, sign and return promptly the enclosed proxy with respect to your shares of Class A Common Stock. The proxies are solicited by the Board of Directors of the Company. The return of the proxy will not affect your right to vote in person if you do attend the meeting. Copies of the Company's Annual Report on Form 10-K and Summary Annual Report are enclosed.

                                          STANLEY WANG
                                              Secretary

May 16, 2000

                               [LOGO OF COMCAST]
                              1500 Market Street
                     Philadelphia, Pennsylvania 19102-2148

                               ----------------

                                PROXY STATEMENT

                               ----------------

  The enclosed proxy is solicited by the Board of Directors of Comcast Corporation (the "Company"), a Pennsylvania corporation, for use at the Annual Meeting of Shareholders (the "meeting") to be held on Thursday, June 22, 2000 at 9:00 a.m. local time at the offices of the Company, 1500 Market Street, West Tower, 9th Floor, Philadelphia, Pennsylvania, and any adjournment or postponement thereof. This Proxy Statement, the foregoing notice and the enclosed proxy are being mailed to shareholders on or about May 16, 2000.

  The Board of Directors does not intend to bring any matters before the meeting other than the matters specifically referred to in the notice of the meeting, nor does the Board of Directors know of any matter which anyone else proposes to present for action at the meeting. However, if any other matters properly come before the meeting, the persons named in the accompanying proxy or their duly constituted substitutes acting at the meeting will be deemed authorized to vote or otherwise act thereon in accordance with their judgment on such matters.

  When your proxy card is returned properly signed, the shares represented will be voted in accordance with your directions. In the absence of instructions, the shares represented at the meeting by the enclosed proxy will be voted "FOR" each of the nominees for the Board of Directors in the election of directors and "FOR" each of the other proposals submitted to shareholders in accordance with the foregoing notice of meeting and as set forth in this Proxy Statement. Any proxy may be revoked at any time prior to its exercise by notifying the Secretary in writing, by delivering a duly executed proxy bearing a later date or by attending the meeting and voting in person.

Voting Electronically

  Instead of submitting your vote by mail on the enclosed proxy card, the Company's by-laws permit you to vote electronically via the Internet. Please note that there are separate Internet voting arrangements depending on whether shares registered in the Company's stock records are in your name or in the name of a brokerage firm or bank.

  The Internet voting procedures are designed to authenticate shareholders' identities, to allow shareholders to vote their shares and to confirm that their instructions have been properly recorded. Shareholders voting via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that will be borne by the shareholder.

 For Shares Registered Directly in the Name of the Shareholder

  Shareholders with shares registered directly in their name in the Company's stock records maintained by its transfer agent, EquiServe Trust Company, N.A. ("EquiServe"), may vote their shares (1) via the Internet at the following address on the World Wide Web: http://www.eproxyvote.com/cmcsa, (2) by mailing their signed proxy card, or (3) by attending the meeting and voting in person. Specific instructions to be followed by registered shareholders are set forth on the enclosed proxy card. Votes submitted via the Internet through EquiServe as described herein must be received by 5:00 p.m. eastern time on June 21, 2000.

 For Shares Registered in the Name of a Brokerage Firm or Bank

  A number of brokerage firms and banks are participating in separate programs that offer Internet voting options. Such programs are different from the program provided by EquiServe for shares registered directly in the name of the shareholder. If your shares are held in an account at a brokerage firm or bank participating in any such program, you may vote those shares via the Internet in accordance with instructions set forth on the voting form provided to you by the brokerage firm or bank that holds your shares.

                VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Outstanding Shares and Voting Rights

  At the close of business on May 3, 2000, the record date, the Company had outstanding 23,251,580 shares of Class A Common Stock, par value $1.00 per share, 9,444,375 shares of Class B Common Stock, par value $1.00 per share, and 873,648,780 shares of Class A Special Common Stock, par value $1.00 per share. All share amounts in this Proxy Statement reflect the stock split in the form of a dividend of one share of Class A Special Common Stock for each share of Class A Common Stock, Class A Special Common Stock and Class B Common Stock paid on May 5, 1999 to shareholders of record as of the close of business on April 20, 1999.

  On each matter voted upon at the meeting and any adjournment or postponement thereof, the Class A Common Stock and Class B Common Stock will vote together. Each record holder of Class A Common Stock will be entitled to one vote per share and each record holder of Class B Common Stock will be entitled to fifteen votes per share. Holders of Class A Special Common Stock shall not be entitled to vote at the meeting. References to voting classes of the Company's Common Stock herein shall not include the Class A Special Common Stock. In the election of directors, Class A Common Stock and Class B Common Stock shareholders shall not have cumulative voting rights.

  The presence, in person or by proxy, of shareholders entitled to cast a majority of the votes which shareholders are entitled to cast on each matter to be voted upon at the meeting will constitute a quorum for the meeting. In the event that the meeting is adjourned for one or more periods aggregating at least fifteen days due to the absence of a quorum, those shareholders entitled to vote who attend the adjourned meeting, although otherwise less than a quorum as described in the preceding sentence, shall constitute a quorum for the purpose of acting upon any matter set forth in the foregoing notice of the meeting.

  In the election of directors, the nine nominees receiving a plurality of the votes cast at the meeting shall be elected. Approval of all other proposals to be submitted to shareholders in accordance with the foregoing notice of the meeting and as set forth in this Proxy Statement requires the affirmative vote of a majority of the votes cast at the meeting. For purposes of determining the number of votes cast with respect to any voting matter, only those cast "FOR," "AGAINST" or, in the case of the election of directors, "WITHHELD," are included. Abstentions and broker non-votes are counted only for purposes of determining whether a quorum is present at the meeting.

  The holder of all of the Class B Common Stock has indicated that it will vote all of its shares "FOR" each of the nominees for director listed below and "FOR" each of the other proposals submitted to shareholders in accordance with the foregoing notice of the meeting and as set forth in this Proxy Statement. Consequently, the election of each of the nominees for director listed below and the approval of each of the other proposals submitted to shareholders in accordance with the foregoing notice of meeting and as set forth in this Proxy Statement are assured.

Principal Shareholders

  The following table sets forth certain information regarding the holdings of each shareholder who was known to the Company to be the beneficial owner, as defined in Rule 13d-3 of the Securities Exchange Act of 1934 (the "Exchange Act"), of more than 5% of any voting class of the Company's Common Stock (Class A and Class B) as of February 29, 2000. So far as is known to the Company, the persons named in the table below as beneficially owning the shares set forth therein have sole voting power and sole investment power with respect to such shares, unless otherwise indicated.

                                                                   Amount    Percent
                                                                Beneficially   of
  Title of Voting Class    Name and Address of Beneficial Owner    Owned      Class
  ---------------------    ------------------------------------ ------------ -------
  Class A Common Stock     Brian L. Roberts                        138,269     0.6%(1)
                           1500 Market Street
                           Philadelphia, PA 19102-2148
  Class B Common Stock     Brian L. Roberts                      9,444,375     100%(1)
                           1500 Market Street
                           Philadelphia, PA 19102-2148

--------
(1) As of February 29, 2000, Sural Corporation ("Sural"), a Delaware corporation, was the sole owner of the Company's outstanding Class B Common Stock and owned 136,913 shares of the Company's outstanding Class A Common Stock. Mr. Brian L. Roberts, President of the Company, owns stock representing substantially all of the voting power of all classes of voting securities of Sural. Pursuant to Rule 13d-3 under the Exchange Act, Mr. Brian L. Roberts is deemed to be the beneficial owner of the shares of Class B Common Stock and Class A Common Stock owned by Sural, and he is deemed to be the beneficial owner of 1,356 shares of Class A Common Stock owned by his wife, as to which he disclaims beneficial ownership. Since each share of Class B Common Stock is entitled to fifteen votes, the shares of Class A Common Stock and Class B Common Stock owned by Sural and Mr. Brian L. Roberts constituted as of February 29, 2000 approximately 85% of the voting power of the two classes of the Company's voting Common Stock combined. The Class B Common Stock is convertible on a share-for-share basis into Class A Common Stock or Class A Special Common Stock. If Sural and Mr. Brian L. Roberts were to convert the Class B Common Stock that they are deemed to beneficially own into Class A Common Stock, Mr. Roberts would beneficially own 9,582,644 shares of Class A Common Stock (approximately 27.9% of the Class A Common Stock).

Security Ownership of Management

  The following table sets forth certain information regarding the Class A Common Stock (one vote per share) and the Class A Special Common Stock (generally non-voting) beneficially owned by each director of the Company, by Mr. Ralph J. Roberts (the "Chief Executive Officer," see note (12) below), by each of the Company's other four most highly compensated executive officers during 1999 and by all directors and executive officers of the Company as a group, as of February 29, 2000. Each of the persons named in the table below as beneficially owning the shares set forth therein has sole voting power and sole investment power with respect to such shares, unless otherwise indicated.

                                       Amount                             Percent
                                Beneficially Owned(1)                   of Class(1)
                          --------------------------------------      ---------------
                                                         Class A              Class A
Name of Beneficial Owner         Class A                 Special      Class A Special
------------------------         -------                 -------      ------- -------
John R. Alchin(3).......             --                  585,587(4)    (2)     (2)
Gustave G. Amsterdam....          25,269                 185,369       (2)     (2)
Sheldon M. Bonovitz.....          16,523(5)              228,316(6)    (2)     (2)
Julian A. Brodsky(3)....         234,146(7)            3,267,338(8)    (2)     (2)
Joseph L. Castle, II....             375                  33,569       (2)     (2)
Brian L. Roberts(3)(9)..         138,269(10)          10,486,597(11)   (2)     1.2%
Ralph J. Roberts(12)....         872,866(13)           6,480,647(14)   3.5%    (2)
Lawrence S. Smith(3)....             --                  256,328(15)   (2)     (2)
Bernard C. Watson.......             --                   54,000       (2)     (2)
Irving A. Wechsler......         110,607                 618,711       (2)     (2)
Anne Wexler.............             --                   44,700       (2)     (2)
All directors and
 executive officers as a
 group (12 persons)(3)..       1,438,946              22,630,857(4)    5.8%    2.7%
                          (5)(7)(10)(13)      (6)(8)(11)(14)(15)(16)

--------
 (1) With respect to each beneficial owner, the shares issuable upon exercise of his or her currently exercisable options and options exercisable within 60 days of February 29, 2000 are deemed to be outstanding for the purpose of computing the percentage of the class of Common Stock owned. Includes the following shares of Class A Special Common Stock for which the named individuals, and all directors and executive officers as a group, hold currently exercisable options or options exercisable within 60 days of February 29, 2000: Mr. Alchin, 389,150 shares; Mr. Amsterdam, 10,800 shares; Mr. Bonovitz, 43,200 shares; Mr. Brodsky, 2,089,301 shares; Mr. Castle, 28,200 shares; Mr. Brian L. Roberts, 781,096 shares; Mr. Ralph J. Roberts, 4,417,497 shares; Mr. Smith, 138,230 shares; Mr. Watson, 43,200 shares; Mr. Wechsler, 43,200 shares; Ms. Wexler, 43,200 shares; and all directors and executive officers as a group, 8,340,528 shares. Does not include the following shares which were issuable under options exercised prior to February 29, 2000, but the receipt of which was irrevocably deferred pursuant to the Company's 1997 Deferred Stock Option Plan: Mr. Amsterdam, 39,006 shares; Mr. Bonovitz, 18,329 shares; Mr. Brodsky, 789,326 shares; Mr. Ralph J. Roberts, 2,921,518 shares; and Mr. Wechsler, 13,393 shares.

 (2) Less than one percent of the applicable class.

 (3) The following named executive officers also beneficially own shares of the common stock of QVC, Inc., a 57%-owned subsidiary of the Company, including shares issuable under options to purchase shares exercisable within 60 days of February 29, 2000: Mr. Alchin, 2,040 shares;
     Mr. Brodsky, 2,720 shares; Mr. Brian L. Roberts, 4,160 shares; Mr. Smith, 2,120 shares; and all directors and executive officers as a group, 11,040 shares. The number of shares of common stock of QVC, Inc. beneficially owned by each of them, and by all directors and executive officers as a group, represents less than one percent of the outstanding common stock of QVC, Inc.

 (4) Includes 30 shares of Class A Special Common Stock owned in the Comcast Corporation Retirement--Investment Plan, as to which shares he disclaims beneficial ownership.

 (5) Includes 4,443 shares of Class A Common Stock held in trust or as a custodian for his children, 6,425 shares owned by his wife, and 2,636 shares held by him as trustee for a testamentary trust, as to all of which shares he disclaims beneficial ownership.

 (6) Includes 8,568 shares of Class A Special Common Stock held in trust or as a custodian for his children, 6,513 shares owned by his wife, 152,528 shares held by him as trustee for a testamentary trust, and 10,476 shares owned by a charitable foundation of which his wife is a trustee, as to all of which shares he disclaims beneficial ownership.

 (7) Includes 15,000 shares of Class A Common Stock owned by a charitable foundation of which he and members of his family are directors and officers, and 88,178 shares owned by Swallow Drive Fund, L.P., a limited partnership the general partner of which is controlled by Mr. Brodsky and his wife, as to all of which shares he disclaims beneficial ownership.

 (8) Includes 289,562 shares of Class A Special Common Stock owned by Swallow Drive Fund, L.P., as to which shares he disclaims beneficial ownership. See note (7) above.

 (9) Pursuant to Rule 13d-3 of the Exchange Act, Mr. Brian L. Roberts is also deemed to be the beneficial owner of all of the outstanding shares of the Company's Class B Common Stock owned by Sural. See note (1) to the table under the caption "Principal Shareholders."

(10) Includes 1,356 shares of Class A Common Stock owned by his wife, as to which shares he disclaims beneficial ownership, and 136,913 shares of Class A Common Stock owned by Sural. See note (1) to the table under the caption "Principal Shareholders."

(11) Includes 2,712 shares of Class A Special Common Stock owned by his wife, 40,206 shares owned in the Comcast Corporation Retirement--Investment Plan, and 10,000 shares owned by a charitable foundation of which he and his wife are directors and officers, as to all of which shares he disclaims beneficial ownership. Also includes 9,581,288 shares owned by Sural, but does not include additional shares of Class A Special Common Stock issuable upon conversion of Class B Common Stock beneficially owned by Mr. Brian L. Roberts. See note (1) to the table under the caption "Principal Shareholders." If Sural and Mr. Brian L. Roberts were to convert the Class B Common Stock that they are deemed to beneficially own into Class A Special Common Stock, Mr. Roberts would beneficially own 19,930,972 shares of Class A Special Common Stock (approximately 2.3% of the Class A Special Common Stock).

(12) The Company's by-laws do not provide for the position of "Chief Executive Officer." For purposes of application of the proxy rules of the Securities and Exchange Commission to this Proxy Statement, the Company has determined that Mr. Ralph J. Roberts should be deemed to be the Company's chief executive officer.

(13) Includes 570,813 shares of Class A Common Stock owned by a limited partnership, the general partner of which is controlled by Mr. Ralph J. Roberts.

(14) Includes 267,033 shares of Class A Special Common Stock owned by a charitable foundation of which he and his wife are trustees, as to which shares he disclaims beneficial ownership, and 570,813 shares owned by a limited partnership, the general partner of which is controlled by Mr. Ralph J. Roberts.

(15) Includes 58,000 shares of Class A Special Common Stock owned in a grantor retained annuity trust, as to which shares he disclaims beneficial ownership.

(16) Includes 30 shares of Class A Special Common Stock owned by an executive officer, other than those named above, in the Comcast Corporation Retirement--Investment Plan, as to which shares beneficial ownership is disclaimed.

Section 16(a) Beneficial Ownership Reporting Compliance

  Section 16(a) of the Exchange Act requires the Company's executive officers and directors and persons who own more than ten percent of a registered class of the Company's equity securities (collectively, the "reporting persons") to file reports of ownership and changes in ownership with the Securities and Exchange Commission and to furnish the Company with copies of these reports. Based on the Company's review of the copies of these reports received by it, and written representations received from reporting persons, the Company believes that all filings required to be made by the reporting persons for the period January 1, 1999 through December 31, 1999 were made on a timely basis, except for: one report regarding a disposition of shares of stock by Mr. Bonovitz, a director of the Company, in connection with the exercise of stock options, for which a Form 4 was inadvertently filed late; one report regarding a disposition of shares of stock by Mr. Wechsler, a director of the Company, in connection with the exercise of stock options, for which a Form 4 was inadvertently filed late; one report regarding a disposition of shares of stock by Mr. Amsterdam, a director of the Company, in connection with the exercise of stock options, for which a Form 4 was inadvertently filed late; and two reports regarding dispositions of shares of stock by Mr. Smith, Executive Vice President of the Company, one report in connection with the exercise of stock options and one report in connection with a gift of common stock, for each of which transactions a Form 4 was inadvertently filed late.

                            EXECUTIVE COMPENSATION

Summary Compensation Table

  The following table sets forth, for the Company's last three fiscal years, certain information concerning the annual and long-term compensation, as well as other compensation paid to or for the Chief Executive Officer and each of the Company's other four most highly compensated executive officers (the "named executive officers"):

                                                                          Long-Term
                                                                         Compensation    All Other
                                            Annual Compensation             Awards      Compensation
                                     ----------------------------------  ------------   (Principally
                                                                          Number of     Split-Dollar
                                                           Other Annual   Securities     Insurance
                                                  Bonus    Compensation   Underlying     Benefits)
Name and Principal Position(1)  Year Salary($)    ($)(2)      ($)(3)      Options(#)       ($)(4)
------------------------------  ---- ---------- ---------- ------------  ------------   ------------
Ralph J. Roberts.........       1999 $1,050,000 $  525,000  $2,279,829      250,000(6)   $9,109,062
 Chairman of the                1998  1,000,000    500,000   1,998,687(5) 1,134,610(6)    7,369,463
 Board of Directors             1997    870,185         --   1,387,050(5)   117,738(6)    5,625,776


Julian A. Brodsky........       1999 $  723,516 $  361,758  $   25,252       60,000(6)   $  918,136
 Vice Chairman of               1998    689,063    344,532      23,409      605,000(6)      973,578
 the Board of Directors                                                       1,600(7)
                                1997    656,250    328,125      26,483      105,000(6)    1,067,761


Brian L. Roberts.........       1999 $1,000,000 $1,662,000  $  360,643    4,000,000(6)   $  224,203
 President                                                                    2,600(7)
                                1998    689,063    713,250     278,398    3,169,610(6)      222,026
                                                                              7,800(7)
                                1997    656,250    687,000      42,883      160,160(6)       33,859
                                                                              5,000(7)


Lawrence S. Smith........       1999 $  723,516 $  431,440  $    3,496      100,000(6)   $   32,261
 Executive Vice President       1998    689,063    413,800       3,257      705,000(6)       30,361
                                                                              2,200(7)
                                1997    656,250    397,000      10,452      105,000(6)       34,899
                                                                                200(7)


John R. Alchin...........       1999 $  608,753 $  332,877  $   31,799       75,000(6)   $   35,460
 Executive Vice President       1998    579,813    318,407      48,411      587,500(6)       33,670
 and Treasurer                                                                1,200(7)
                                1997    552,250    304,625      17,984       87,500(6)       37,845

--------
(1) The Company's by-laws do not provide for the position of "Chief Executive Officer." For purposes of application of the proxy rules of the Securities and Exchange Commission to this Proxy Statement, the Company has determined that Mr. Ralph J. Roberts should be deemed to be the Company's chief executive officer.

(2) The amounts in this column include bonuses earned by the named persons under the Company's 1996 Executive Cash Bonus Plan, bonuses paid to the named persons (except Messrs. Ralph J. Roberts and Brodsky) in 1999, 1998 and 1997 relating to termination of the Company's discretionary bonus plan (see "Report on Executive Compensation of the Compensation Committee's Subcommittee on Performance-Based Compensation--Effect of Internal Revenue Code Section 162(m)"), and guaranteed bonuses of $137,812 and $131,250, paid to Mr. Brian L. Roberts in 1998 and 1997, respectively, and $5,788, $5,512 and $5,250, paid to Mr. Smith in 1999, 1998 and 1997, respectively.

(3) This column includes Company payments to the named executive officers to cover their tax liabilities incurred in connection with: (a) local taxes on stock option grants or exercises;

      (b) Company payments to Messrs. Ralph J. Roberts, Brodsky and Brian L. Roberts to cover the premiums attributable to the term life insurance portion of split-dollar life insurance policies or separate term life insurance policies (see note (4)(b) below); (c) Company payments to cover premiums attributable to the executive long-term disability plan (see note (4)(e) below); and (d) other incidental taxable fringe benefits provided to the named executive officers. Such amounts are calculated based upon the amount of tax payable by the executive officers in accordance with the highest individual income tax bracket.

(4) The amounts shown in this column principally represent benefits associated with split-dollar life insurance arrangements. In accordance with the terms of the split-dollar life insurance arrangements, the Company will recover all of the cumulative premiums paid by the Company for the whole-life portion of such policies. This column includes (with respect to amounts applicable to 1999): (a) the dollar value, on a term loan approach, of the benefit of the whole-life portion of the premiums for split-dollar life insurance policies paid by the Company projected on an actuarial basis (Mr. Ralph J. Roberts $7,833,061; Mr. Brodsky $890,012; Mr. Brian L. Roberts $22,830; Mr. Smith $22,278; and Mr. Alchin $21,332), although the Company believes that a more realistic determination of the economic value of the benefit would be based on an approach which calculates the time value of money (using the applicable short-term federal funds rate) of the premiums paid by the Company through 1999 (Mr. Ralph J. Roberts $4,800,720; Mr. Brodsky $534,712; Mr. Brian L. Roberts $16,711; Mr. Smith $20,697; and Mr. Alchin $20,541); (b) Company payments to named executive officers to cover the premiums attributable to the term life insurance portion of split-dollar life insurance policies or separate term life insurance policies (Mr. Ralph J. Roberts $1,270,401; Mr. Brodsky $18,009; Mr. Brian L. Roberts $190,689; Mr. Smith $1,745; and
    Mr. Alchin $1,610); (c) Company contributions to its 401(k) Retirement-- Investment Plan in the amount of $5,600 for each of the named executive officers; (d) Company payments to its long-term disability plan in the amount of $980 for each of the named executive officers (other than Mr. Ralph J. Roberts, who did not participate in such plan); and (e) Company payments to the named executive officers (other than Mr. Ralph J. Roberts, who did not participate in such plan) to cover the premiums attributable to the executive long-term disability plan (Mr. Brodsky $3,535; Mr. Brian L. Roberts $4,104; Mr. Smith $1,658; and Mr. Alchin $5,938).

(5) Also includes $15,379 and $33,581 paid to him to cover the taxes payable by him with respect to estate and succession planning services provided to him by the Company in 1998 and 1997, respectively.

(6) Represents the number of shares of the Company's Class A Special Common Stock issuable upon exercise of options.

(7) Represents the number of shares of the common stock of QVC, Inc., a 57%- owned non-public subsidiary of the Company, issuable upon exercise of: (a) options granted to the named executive officers by the Compensation Committee of the QVC, Inc. Board of Directors on November 28, 1997, April 30, 1998 or July 7, 1999 pursuant to the 1995 QVC Stock Option and Stock Appreciation Rights Plan (the "1995 QVC Plan") (except for options to purchase 800 shares granted to Mr. Smith on July 7, 1998, and options to purchase 4,600 shares granted to Mr. Brian L. Roberts on October 26,
    1998); and (b) options granted April 18, 1996, assigned by the Company to Mr. Brian L. Roberts on December 18, 1997. Such options were issued with tandem stock appreciation rights exercisable in lieu of the options for 75% of the excess of the value of the QVC, Inc. common stock (as determined pursuant to the 1995 QVC Plan) over the exercise price of such options. Such options have an exercise price per share of $865.47 (for options granted July 7, 1999), $651.84 (for options granted July 7 and October 26, 1998), $688.14 (for options granted November 28, 1997 and April 30, 1998), or $177.05 (for options granted April 18, 1996), representing the value of the shares underlying such options on the date of grant as determined pursuant to the 1995 QVC Plan, and such options vest 20% on each of the first five anniversaries of the date of grant (except for the options granted April 18, 1996, which vest 20%
   on grant and 20% on each January 1, 1997-2000), based on the named executive's continued service to the Company. In all cases, vesting is accelerated upon a change of control of QVC, Inc. The QVC, Inc. options expire ten years after the date of grant. The estimated present value of QVC, Inc. stock options at the date of grant which were granted in 1999 to Mr. Brian L. Roberts is $956,332 and is calculated using the Black-Scholes option pricing model, based upon the following assumptions used in developing the grant valuation: an expected volatility of approximately 20.0%; an expected term to exercise of eight years; an interest rate of approximately 6.1%; and no dividend yield. The actual value of the options, if any, realized by Mr. Brian L. Roberts will depend on the extent to which the market value of the common stock of QVC, Inc. exceeds the exercise price of the option on the date the option is exercised. Consequently, there is no assurance that the value realized by Mr. Brian L. Roberts will be at or near the value estimated above. During 1999, such executive officers exercised certain of such options to purchase shares of QVC, Inc. common stock and realized value upon such exercises as follows: Mr. Brodsky, 800 shares, $550,736; Mr. Brian L. Roberts, 4,160 shares, $1,778,355; Mr. Smith, 800 shares, $451,792; and Mr. Alchin, 600 shares,
   $413,052. At December 31, 1999, the excess of the fair market value of QVC, Inc. common stock over the exercise price for options outstanding based upon the most recent valuation date was as follows: Mr. Brodsky ($125,715 exercisable, $1,226,021 unexercisable); Mr. Brian L. Roberts ($0 exercisable, $5,495,678 unexercisable); Mr. Smith ($210,095 exercisable, $1,484,969 unexercisable); and Mr. Alchin ($94,286 exercisable, $919,516 unexercisable).

Stock Option Grants

  The following table contains information concerning grants of stock options under the Company's 1996 Stock Option Plan to the Chief Executive Officer and to each of the Company's other four most highly compensated executive officers during 1999. No Comcast Corporation stock appreciation rights ("SARs") were granted during 1999 to the Chief Executive Officer or to any of the Company's other four most highly compensated executive officers.

                          Stock Option Grants in 1999

                       Individual Grants(1)
 -------------------------------------------------------------------
                                         % of
                                         Total
                         Number of      Options
                         Securities     Granted
                         Underlying       to     Exercise
                          Options      Employees   Price   Expiration    Grant Date
Name                     Granted(#)     in 1999   ($/Sh)     Dates    Present Value (2)
----                     ----------    --------- --------- ---------- -----------------
Ralph J. Roberts........     2,790(3)       *     $36.1281  05/03/04      $    34,289
                           247,210        3.4%     32.8437  05/03/09        4,264,373

Julian A. Brodsky.......    60,000          *     $32.8437  05/03/09      $ 1,035,000

Brian L. Roberts(4).....     3,094(3)       *     $32.5875  01/05/04      $    33,230
                           996,906       13.6%     29.6250  01/05/09       15,043,312
                         1,000,000       13.6      31.6875  04/05/09       16,610,000
                         1,000,000       13.6      32.8437  05/03/09       17,250,000
                             2,338(3)       *      42.7625  10/04/04           34,228
                           997,662       13.6      38.8750  10/04/09       20,611,697

Lawrence S. Smith.......   100,000        1.4%    $32.8437  05/03/09      $ 1,725,000

John R. Alchin..........    75,000        1.0%    $32.8437  05/03/09      $ 1,293,750

--------
*  Less than one percent of total options granted to employees in 1999.

(1) All of the options are for the purchase of shares of Class A Special Common Stock and were granted on either January 5, April 5, May 3, or October 4, 1999 under the Company's 1996 Stock Option Plan. Except as described in note (3) below, all options granted in 1999 have exercise prices equal to their fair market value on the date of grant and generally become exercisable at the rate of 40% of the shares covered thereby on the second anniversary of the date of grant, and 20% each on the third, fourth and fifth anniversaries of the date of grant, or, as to 50% of the excess of the options granted on May 3, 1999 to each of Messrs. Brodsky, Smith and Alchin over options to purchase 7,500 shares, at the rate of 20% of the shares covered thereby on the second anniversary of the date of grant, another 10% on each of the third through ninth anniversaries of the date of grant, and 10% six months prior to the tenth anniversary of the date of grant. The options that expire on January 5, 2004, May 3, 2004 and October 4, 2004, as well as 3,044 of the options granted to each of Messrs. Brodsky, Smith and Alchin expiring May 3, 2009, are incentive stock options. All other options granted are nonqualified stock options.

(2) These amounts represent the estimated present value of stock options at the date of grant calculated using the Black-Scholes option pricing model, based upon the following assumptions used in developing the grant valuations: an expected volatility of approximately 35.9%; an expected term to exercise of eight years, except for certain incentive stock options granted to Messrs. Ralph J. Roberts and Brian L. Roberts, for which the expected term to exercise is five years; an interest rate of approximately 5.5%; and no dividend yield. The actual value of the options, if any, realized by an executive officer will depend on the extent to which the market value of the Class A Special Common Stock exceeds the exercise price of the option on the date the option is exercised. Consequently, there is no assurance that the value realized by an executive officer will be at or near the value estimated above. These amounts should not be used to predict stock performance.

(3) In accordance with the tax rules governing incentive stock options, these options were granted at an exercise price equal to 110% of the fair market value on the date of grant. The options to purchase shares of the Company's Class A Special Common Stock become exercisable at the rate of 40% of the shares covered thereby on the second anniversary of the date of grant, another 20% on each of the third and fourth anniversaries of the date of grant, and another 20% six months prior to the fifth anniversary of the date of grant.

(4) In addition to the options described above, options to purchase 2,600 shares of the common stock of QVC, Inc. at an exercise price of $865.47 per share were granted to Mr. Brian L. Roberts on July 7, 1999. See note
    (7) under "Executive Compensation--Summary Compensation Table."

Stock Option Exercises and Holdings

  The following table sets forth information related to options exercised during 1999 by the Chief Executive Officer and each of the Company's other four most highly compensated executive officers during 1999, and the number and value of options or SARs held at December 31, 1999 by such individuals.

  Aggregated Option Exercises in 1999 and Option Values at December 31, 1999

                                                         Number of Securities
                                                        Underlying Unexercised      Value of Unexercised
                                                              Options at          In-the-Money Options at
                            Shares                        December 31, 1999(#)      December 31, 1999($)
                          Acquired on      Value       ------------------------- --------------------------
          Name            Exercise(#)   Realized($)    Exercisable Unexercisable Exercisable  Unexercisable
          ----            -----------   -----------    ----------- ------------- ------------ -------------
Ralph J. Roberts
 Class A Special
  Common Stock..........   2,921,518(1)     (1)         5,570,892    1,453,770   $239,251,400 $ 45,672,619

Julian A. Brodsky(2)
 Class A Special  Common
 Stock..................     807,785(3) $   942,947(3)  1,877,369    1,541,258   $ 80,763,349 $ 58,628,474

Brian L. Roberts(2)
 Class A Special  Common
 Stock..................     550,927    $17,260,219       555,005    8,413,977   $ 22,801,962 $228,501,217

Lawrence S. Smith(2)
 Class A Special  Common
 Stock..................     340,180    $ 9,218,896       159,992    1,523,314   $  6,499,126 $ 56,271,872

John R. Alchin(2)
 Class A Special
  Common Stock..........     215,706    $ 6,799,848       292,814    1,226,256   $ 12,165,881 $ 45,269,963

--------
(1) Represents 2,921,518 shares of Class A Special Common Stock to be issued to Mr. Ralph J. Roberts which were credited to his account. The receipt of such shares has been deferred until July 2002 pursuant to the Company's 1997 Deferred Stock Option Plan (the "Deferred Stock Option Plan"), resulting from the net exercise on February 12, 1999 of options to purchase 1,991,556 shares at an exercise price of $3.1111 per share and options to purchase 1,644,204 shares at an exercise price of $9.5625 per share, net of 75,446 shares withheld to satisfy certain tax obligations. The fair market value of such shares on such date was $34.3125 per share. The value ultimately realized with respect to such shares will be determined based upon the fair market value of such shares upon their issuance to Mr. Ralph J. Roberts. If such shares (and such withheld shares) had been issued to Mr. Ralph J. Roberts on the date of exercise, the aggregate value realized by him with respect to such exercises would have been $102,833,384.

(2) See also note (7) under "Executive Compensation--Summary Compensation
    Table."

(3) Mr. Brodsky realized the value shown above upon the exercise of options to purchase 18,459 shares of Class A Special Common Stock. In addition, 789,326 shares of Class A Special Common Stock to be issued to Mr. Brodsky were credited to his account. The receipt of such shares has been deferred until January 2003 pursuant to the Deferred Stock Option Plan, resulting from the net exercise on January 7, 1999 of options to purchase 554,472 shares at an exercise price of $3.1111 per share and the net exercise on February 23, 1999 of options to purchase 416,332 shares at an exercise price of $9.5625 per share, net of 22,034 shares withheld to satisfy certain tax obligations. The per share fair market value of such shares on January 7, 1999 was $31.50 and on February 23, 1999 was $38.0313. The value ultimately realized with respect to such shares will be determined based on the fair market value of such shares upon their issuance to Mr. Brodsky. If such shares (and such withheld shares) had been issued to Mr. Brodsky on the dates of exercise, the aggregate value realized by him with respect to such exercises would have been $27,593,322.

Pension Plans

  Under the Company's Supplemental Executive Retirement Plan (the "Plan"), adopted July 31, 1989, supplemental retirement, death and disability benefits may be paid to or in respect of certain senior executives employed by the Company and its affiliated companies, as selected by the Company's Board of Directors. The Plan contemplates the payment of various percentages of a participant's Final Average Compensation (as actuarially reduced, in certain circumstances, and as defined below) in the event that the participant (i) elects to retire early (after the later of the participant's 55th birthday or 20 years of service with the Company); (ii) retires at age 65 or after;
(iii) suffers a permanent disability which renders the participant incapable of employment in the same or a similar occupation; or (iv) dies. A participant may elect a reduction in lifetime benefits in exchange for the continuation of payments to a surviving spouse. As of the date of this Proxy Statement, Messrs. Ralph J. Roberts and Brodsky (who are each credited with 30 years of service, the maximum credited service allowed under the Plan) are the only current employees selected by the Board of Directors to participate in the Plan.

  The following table shows the annual single life annuity retirement benefit which Messrs. Ralph J. Roberts and Brodsky, respectively, would receive based on remuneration covered by, and years of service credited under, the Plan if he had retired on January 1, 2000 at age 65 (or older). The benefits shown below are subject to reduction for Social Security benefits.

                              Pension Plan Table

     Final Average                                              Years of Service
   Compensation(1)                                               30 or More(2)
   ---------------                                              ----------------
   $  600,000..................................................     $360,000
      700,000..................................................      420,000
      800,000..................................................      480,000
      900,000..................................................      540,000
    1,000,000..................................................      600,000
    1,100,000..................................................      660,000
    1,200,000..................................................      720,000

--------
(1) Final Average Compensation equals one-fifth of the total compensation for the five years preceding termination of employment. Compensation includes salary, bonus (including any deferred bonus) and any other supplementary remuneration, but excludes discretionary payments made to participants to offset tax liabilities incurred upon the exercise of nonqualified stock options and split-dollar life insurance bonuses. In the case of Mr. Ralph
    J. Roberts, Final Average Compensation may, under some circumstances, be increased as described in "Agreements with Executive Officers-- Compensation Agreement with the Chief Executive Officer--Election to Become a Consultant," below.

(2) This column represents the maximum benefits payable under the Plan.

  The Company also has an agreement with Mr. Brodsky pursuant to which he is entitled to a $30,000 payment each year for 15 years commencing upon his termination of employment, subject to a vesting schedule. Any benefits received under this agreement reduce the benefits to which Mr. Brodsky is entitled under the Plan.

Executive Cash Bonus Plan

  The Comcast Corporation 1996 Executive Cash Bonus Plan (the "Executive Cash Bonus Plan") provides for an annual cash bonus to be paid to eligible employees of the Company ("Participants") selected by the Subcommittee on Performance-Based Compensation of the Compensation Committee of the Board of Directors (the "Compensation Subcommittee") with respect to years from 1996 (beginning July 1, 1996) through 2003 (each a "Plan Year"). The purpose of the Executive Cash Bonus Plan is to provide performance-based cash bonus compensation in accordance with a formula that is based on the financial success of the Company as part of an integrated compensation program. The Executive Cash Bonus Plan is intended to satisfy the requirements in Section 162(m) of the Internal Revenue Code and regulations thereunder for "performance-based compensation" to employees subject to that provision, which compensation is deductible by the Company even if total compensation to an employee receiving it exceeds $1 million in any year.

  Eligibility. The Compensation Subcommittee has designated all of the Company's named executive officers and five additional employees, one of whom is an executive officer, as Participants in the Executive Cash Bonus Plan. The Executive Cash Bonus Plan also provides that the Compensation Subcommittee may from time to time designate other key executives to be included as Participants in the Executive Cash Bonus Plan. The Compensation Subcommittee expects that Participants in the Executive Cash Bonus Plan will be limited to employees whose compensation is or may be subject to Section 162(m).

  Bonus Entitlement. The maximum amount of the bonus payable under the Executive Cash Bonus Plan (the "Target Bonus") with respect to any Plan Year is (a) 150% of the sum of a Participant's base salary and any guaranteed bonus awarded by the Compensation Subcommittee to such Participant for such Plan Year, plus (b) the amount, if any, by which the Participant's bonus under the Executive Cash Bonus Plan in any prior Plan Year was less than the Target Bonus for such prior Plan Year(s). In no event, however, can a Participant's Target Bonus for any Plan Year exceed $3 million.

  The Executive Cash Bonus Plan requires that at the beginning of each Plan Year the Compensation Subcommittee establish two goals for the Company's Cash Flow (as defined in the Executive Cash Bonus Plan) for such Plan Year, a First Tier Goal and a Second Tier Goal (which shall be higher than the First Tier
Goal). Each Participant in the Executive Cash Bonus Plan is entitled to a bonus with respect to a Plan Year which is equal to 66 2/3% of the Participant's Target Bonus if the Company's Cash Flow for the Plan Year is at least equal to the First Tier Goal, and 100% of the Target Bonus if the Company's Cash Flow for the Plan Year is at least equal to the Second Tier Goal. If the level of Cash Flow for the Plan Year is higher than the First Tier Goal and lower than the Second Tier Goal, the bonus with respect to such Plan Year shall be such percentage of the Participant's Target Bonus in excess of 66 2/3% as is determined by prorating the difference between 66 2/3% and 100%. If the level of Cash Flow for a Plan Year is below the First Tier Goal established with respect to such Plan Year, no bonus is payable under the Executive Cash Bonus Plan for that Plan Year.

  Each Participant shall be entitled to receive a bonus in accordance with the Executive Cash Bonus Plan only after certification by the Compensation Subcommittee that the performance goals have been satisfied. The bonus payment under the Executive Cash Bonus Plan is to be paid to each Participant as soon as practicable following the close of the applicable Plan Year.

  The Compensation Subcommittee has discretion under the Executive Cash Bonus Plan to reduce or eliminate the bonus otherwise payable to a Participant if it determines that such a reduction or elimination of the bonus is in the best interests of the Company.

  In the event any payment of a bonus otherwise payable under the Executive Cash Bonus Plan occurs more than two months after the close of the Plan Year, the amount of the bonus otherwise payable shall be increased by the amount such bonus payment would earn if it were invested in an investment bearing a 7% annual rate of return, compounded daily, or such other reasonable rate of interest as may be determined by the Compensation Subcommittee, during the period from the close of the Plan Year with respect to which such bonus is paid and the date the bonus is actually paid.

  "Cash Flow" is defined in the Executive Cash Bonus Plan as the operating income before depreciation and amortization for the Company and those of its subsidiaries which are included with the Company in its consolidated financial statements as prepared by the Company in accordance with generally accepted accounting principles. In the event of a significant acquisition or disposition of any assets, business division, company or other business operations of the Company during a Plan Year that is reasonably expected to have an effect on Cash Flow as otherwise determined under the terms of the Executive Cash Bonus Plan, the Executive Cash Bonus Plan provides that the First Tier Goal and the Second Tier Goal shall be adjusted to take into account the impact of such acquisition or disposition so as to preserve the relationship between the Cash Flow goals for the Plan Year and the Company's performance in the prior comparable period, on a pro forma basis giving effect to the acquisition or disposition, as further adjusted to reflect any aspects of the transaction that should be taken into account to ensure comparability between amounts in the prior Plan Year and the current Plan Year.

  Administration. The Executive Cash Bonus Plan is administered by the Compensation Subcommittee.

  Amendment and Termination of the Plan. The Executive Cash Bonus Plan may be terminated or revoked by the Company at any time and amended by the Company from time to time, provided that neither the termination, revocation or amendment of the Executive Cash Bonus Plan may, without the written approval of the Participant, reduce the amount of a bonus payment that is due, but has not yet been paid, and provided further that no changes that would increase the amount of bonuses determined under provisions of the Executive Cash Bonus Plan shall be effective without approval by the Compensation Subcommittee and without disclosure to and approval by the shareholders of the Company in a separate vote prior to payment of such bonuses. In addition, the Executive Cash Bonus Plan may be modified or amended by the Compensation Subcommittee, as it deems appropriate, in order to comply with any rules, regulations or other guidance promulgated by the Internal Revenue Service with respect to applicable provisions of the Internal Revenue Code as they relate to the exemption for "performance-based compensation" under Section 162(m).

Agreements with Executive Officers

 Compensation Agreement with the Chief Executive Officer

  A Compensation and Deferred Compensation Agreement and Stock Appreciation Bonus Plan with the Chief Executive Officer (the "1993 Compensation Agreement") was approved by the Company's shareholders on June 22, 1994. Certain terms of the 1993 Compensation Agreement expired on December 31, 1997, and on December 16, 1997 the Company and the Chief Executive Officer entered into a new Compensation and Deferred Compensation Agreement. This agreement was amended and restated effective August 31, 1998, and then amended again effective August 19, 1999 (as so amended, the "1998 Compensation Agreement"). The 1998 Compensation Agreement generally extends the terms of the 1993 Compensation Agreement with certain modifications.

  The 1998 Compensation Agreement provides that the Chief Executive Officer will continue to serve as Chairman of the Board of Directors of the Company until December 31, 2002, or until such time as he may elect to change his status to that of a non-executive consultant, and that until he makes such election he will continue to devote substantially all of his working time to the Company, on the terms and conditions summarized below. If he elects to become a non-executive consultant, he shall devote such time as is necessary to perform the functions reasonably requested by the Company. In addition, for a period of five years following any termination of the service period of the 1998 Compensation Agreement, the Chief Executive Officer will perform such reasonable ceremonial functions as the Company may request, and will promote the interests and goodwill of the Company in such manner as the Company may reasonably request.

  Base Salary. The 1998 Compensation Agreement provides that the Chief Executive Officer will receive an annual base salary of $1 million beginning in 1998, as adjusted (but never reduced, except pursuant to an overall plan to reduce the compensation of all senior executive officers of the Company) in order to reflect the greater of increases in the consumer price index subsequent to 1997 and the average percentage increase in the base compensation of the five employees of the Company (other than the Chief Executive Officer) with the highest base compensation.

  Bonus. The 1998 Compensation Agreement provides that so long as he continues to serve as an executive of the Company the Chief Executive Officer will be eligible to receive annual bonuses of up to 50% of his base salary in accordance with the Company's Executive Cash Bonus Plan, based on performance targets established by the Compensation Subcommittee.

  Split-Dollar Life Insurance. The 1998 Compensation Agreement requires the Company to continue to provide and to maintain the split-dollar life insurance provided to the Chief Executive Officer under the 1993 Compensation Agreement, and in addition to provide additional survivorship split-dollar life insurance to the Chief Executive Officer and his spouse. Such split-dollar life insurance includes certain split-dollar life insurance provided pursuant to the 1993 Compensation Agreement to replace the potential benefits represented by the Company's terminated discretionary bonus plan with respect to the appreciation through March 15, 1994, in the options for Class A Special Common Stock previously awarded to the Chief Executive Officer, taking into account the financial position of the Company and the tax deductibility of any such payments. See "Report on Executive Compensation of the Compensation Committee's Subcommittee on Performance-Based Compensation." Under the split-dollar life insurance arrangements, the Company pays a portion of the annual premiums for certain single-life and joint-and-survivor life insurance policies for the Chief Executive Officer, and upon payment of the policies at the death of the Chief Executive Officer or of the survivor of the Chief Executive Officer and his spouse, as applicable, the Company recovers all of the cumulative premiums previously paid by the Company for the whole-life portion of such policies. The Chief Executive Officer is responsible for payment of the portion of such annual premiums representing the cost of term insurance for each year. The Company also pays the Chief Executive Officer an annual cash bonus in an amount equal to the portion of the annual premium for such life insurance that he is required to pay; in addition, the Company increases the bonus by an amount sufficient to pay any income tax or gift tax liability incurred in connection with payment of the bonus.

  Supplemental Death Benefit. Upon the death of the Chief Executive Officer, the 1998 Compensation Agreement requires the Company to pay a supplemental death benefit (the "Death Benefit") to the personal representatives of the Chief Executive Officer. The amount of the Death Benefit shall initially be $31.2 million. Under the terms of the 1998 Compensation Agreement, the Chief Executive Officer may request that the Company invest portions of the Death Benefit in certain investments identified by the Chief Executive Officer. Should the Company choose to comply with the Chief Executive Officer's request, the amount of the Death Benefit will be adjusted to reflect the increase or decrease in value of any such investments. The 1998 Compensation Agreement substituted the Death Benefit for two bonus arrangements included in the 1993 Compensation Agreement that were based on appreciation of the Company's Class A Common Stock from the date of grant of options to purchase Class B Common Stock to the date of exercise. The Compensation Subcommittee determined that the after-tax present value cost to the Company of the Death Benefit was approximately equal to the cost of the bonuses that would otherwise have been paid. The Company must pay the Death Benefit within six months from the date of the Chief Executive Officer's death.

  Termination. The 1998 Compensation Agreement will terminate upon the Chief Executive Officer's death, at the Company's option upon his disability, or for cause (as such terms are defined in the 1998 Compensation Agreement) upon a vote of not less than two-thirds of the entire membership of the Company's Board of Directors. If his employment is terminated by reason of his death or disability, the Company shall continue to pay his annual base salary on a monthly basis to him or his spouse, during their lifetimes, for a maximum of five years, and the Accrued Cash Bonus, the Benefit Plans (as such terms are defined in the 1998 Compensation Agreement) and the Death Benefit will continue to be payable. In the event of death, all of his outstanding stock options will vest fully and remain exercisable for their remaining terms. If his employment is terminated by the Company in violation of the 1998 Compensation Agreement, he shall remain entitled to substantially all of the benefits under the 1998 Compensation Agreement.

  Noncompetition and Confidentiality. Under the 1998 Compensation Agreement, the Chief Executive Officer agrees not to compete with the Company during his employment and for five years after termination of his employment. The agreement also requires him to maintain the confidentiality of certain information of the Company, and not to use such information except for the benefit of the Company, at all times during his employment and after termination of his employment. Breach of any of such obligations constitutes cause for termination of the 1998 Compensation Agreement and terminates the Company's obligations for payments subsequent to any discharge of the Chief Executive Officer.

  Change of Control Provisions. Prior to any "Change of Control" (as defined below), the Company must establish and fund a grantor trust, the amounts in which will be subject to claims of the Company's creditors in the case of the Company's bankruptcy, for the purpose of paying all deferred compensation, nonqualified retirement benefits, and split-dollar life insurance premiums and bonuses for the Chief Executive Officer then applicable. Upon the occurrence of a Change of Control, such trust must become irrevocable (if not already irrevocable), and the Company must continue to make payments into such trust to maintain sufficient amounts therein to fund all benefits subject to the trust. A "Change of Control" is defined as occurring when persons other than the Chief Executive Officer and members of his family or trusts for their benefit acquire voting power over more than 50% of the voting stock of the Company.

  Election to Become a Consultant. The Chief Executive Officer may at any time, upon 30 days notice to the Company, elect to change his position from that of an executive to that of consultant to the Company. In such event, he shall continue to receive all of the compensation provided under the 1998 Compensation Agreement, other than the bonus under the Executive Cash Bonus Plan. If he elects to become a consultant, the Chief Executive Officer's entitlement to retirement benefits under the Company's Supplemental Executive Retirement Plan will be adjusted annually to reflect 150% of his base salary as a consultant, but his benefits under such plan will not in any event exceed the bonus he could have received under the 1998 Compensation Agreement had he continued to work as an executive.

 Compensation Agreement with Mr. Brian L. Roberts

  The Company entered into a Compensation Agreement (the "Compensation Agreement") with Brian L. Roberts, the Company's President. The following is a description of the material terms of the Compensation Agreement.

  Term. The term of the Compensation Agreement is from June 16, 1998 through June 30, 2003 (the "Employment Period"). Mr. Brian L. Roberts agrees to work full time for the Company during the Employment Period.

  Base Salary. The Compensation Agreement provides that Mr. Brian L. Roberts will receive an annual base salary of $1 million beginning in 1998, as adjusted (but never reduced, except pursuant to an overall plan to reduce the compensation of all senior executive officers of the Company) from time to time to reflect his contribution to the growth and success of the Company.

  Bonus; Options. Pursuant to the Compensation Agreement, Mr. Brian L. Roberts is eligible to receive an annual performance bonus, payable in cash, commencing in 1999, of up to 150% of his base salary for the applicable year. The amount of the bonus is determined annually by the Compensation Subcommittee, in accordance with, and upon satisfaction of, the standards contained in the Company's Executive Cash Bonus Plan. The Compensation Agreement also provides that Mr. Brian L. Roberts is to receive grants of options to purchase 3,000,000 shares of the Class A Special Common Stock of the Company granted effective June 16, 1998 and options to purchase 1,000,000 shares of the Class A Special Common Stock of the Company granted or to be granted effective the second business day of each fiscal quarter in 1999 and 2000, or such earlier date as the Compensation Subcommittee may determine in its sole discretion.

  Deferred Compensation. The Compensation Agreement provides that the Company and Mr. Brian L. Roberts may, by written agreement prior to the end of any calendar year during the Employment Period, cause the payment of all or a portion of the compensation payable to Mr. Brian L. Roberts in the subsequent calendar year to be deferred to a subsequent calendar year in accordance with and subject to the Company's 1996 Deferred Compensation Plan.

  Termination. The Compensation Agreement will terminate upon the death of Mr. Brian L. Roberts, at the Company's option upon his disability, or for cause (as such terms are defined in the Compensation Agreement) upon a vote of not less than two-thirds of the entire membership of the Company's Board of Directors. If his employment is terminated by reason of his death or disability, the Company shall continue to pay his annual base salary on a monthly basis to him or his spouse, during their lifetimes, for a maximum of five years, and the accrued cash bonus as provided for in the Compensation Agreement and any applicable health plan benefits will continue to be payable. If his employment is terminated by the Company in violation of the Compensation Agreement, he shall remain entitled to substantially all of the benefits under the Compensation Agreement.

  Noncompetition and Confidentiality. Under the Compensation Agreement,
Mr. Brian L. Roberts agrees not to compete with the Company during his employment and for two years after termination of his employment. The Agreement also requires him to maintain the confidentiality of certain information of the Company, and not to use such information except for the benefit of the Company, at all times during his employment and after termination of his employment. Breach by Brian L. Roberts of any of such obligations constitutes cause for termination of the Compensation Agreement, and terminates the Company's obligations for payments subsequent to such termination.

  Change of Control Provisions. Prior to any "Change of Control" (as defined below), the Company must establish and fund a grantor trust, the amounts in which will be subject to claims of the Company's creditors in the case of the Company's bankruptcy, for the purpose of paying all deferred compensation and term life insurance premiums and bonuses for Mr. Brian L. Roberts then applicable. Upon the occurrence of a Change of Control, such trust must become irrevocable (if not already irrevocable), and the Company must continue to make payments into such trust to maintain sufficient amounts therein to fund all benefits subject to the trust. A "Change of Control" is defined as occurring when persons other than Mr. Brian L. Roberts and members of his immediate family or trusts for their benefit acquire voting power over more than 50% of the voting stock of the Company.

 Term Life Insurance Agreement with Mr. Brian L. Roberts

  The Company has entered into a Term Life Insurance Premium and Tax Bonus Agreement dated as of September 23, 1998 (the "Term Life Insurance Agreement") with Mr. Brian L. Roberts, the Company's President. The Term Life Insurance Agreement provides that, as additional compensation to Mr. Brian L. Roberts, the Company will reimburse him for all of the premiums on certain specified 20- and 15-year level-premium term life insurance policies aggregating $170 million in insurance on his life, and that the Company will pay him an additional bonus equal to the income tax payable on such reimbursement and the bonus. The annual amount of the premiums to be reimbursed under the Term Life Insurance Agreement is approximately $189,000 through 2012 and $177,000 from 2013-2017.

  The Term Life Insurance Agreement provides that prior to any "Change of Control" (as defined below), the Company must establish a grantor trust, the amounts in which will be subject to claims of the Company's creditors in the case of the Company's bankruptcy, for the purpose of paying all premium reimbursements and tax bonuses for the remaining life of the policies subject to the Term Life Insurance Agreement. Upon the occurrence of a Change of Control, such trust must become irrevocable (if not already irrevocable), and the Company must make payments into such trust in an amount equal to the full amount required to be paid during the remaining term of the insurance policies. A "Change of Control" is defined as occurring when persons other than Mr. Brian L. Roberts and members of his family or trusts for their benefit acquire voting power over more than 50% of the voting stock of the Company. The Term Life Insurance Agreement does not terminate upon termination of the employment of Mr. Brian L. Roberts by the Company.

 Employment Agreements with Messrs. Smith and Alchin

  The Company has entered into employment agreements with two other named executive officers of the Company: Lawrence S. Smith, the Company's Executive Vice President, and John R. Alchin, the Company's Executive Vice President and Treasurer. The following is a description of the material terms of such agreements.

  The term of such agreements is from January 1, 1995 through December 31, 2000 (the "Executive Employment Period"). Mr. Smith and Mr. Alchin each agree to work full time for the Company during the Executive Employment Period.

  The agreement with Mr. Smith provides for a base salary of $600,000 in 1995, and the agreement with Mr. Alchin provides for a base salary of $500,000 in 1995. In each case, for each year in the Executive Employment Period subsequent to 1995 the base salary is increased by the greater of 5% or the percentage increase during the previous year in the consumer price index.

  Pursuant to the agreements, each of the executives is eligible to receive an annual performance bonus, commencing in 1996, of up to 50% of his base salary for the applicable year. The amount of the bonus is determined annually by the Compensation Subcommittee, based on the performance of the Company and of the executive during such year, and is payable in cash or in shares of Class A Special Common Stock of the Company, at the discretion of the Compensation Subcommittee.

  Each agreement provides that the executive's employment may be terminated without cause by the Company and that he may resign voluntarily. If the executive's employment is terminated without cause, he is entitled to receive his then-current base salary and all insurance, medical or other similar benefits for a period of one year from the date of discharge, subject to offset by other compensation or benefits earned by the executive during such period, and he is entitled to receive his bonus for the year of discharge. If the executive resigns, or is terminated for cause (as defined in the agreement), he is entitled only to his base salary for days actually worked and any amounts due to him under the Company's 1996 Deferred Compensation Plan.

  Under each of the agreements, the executive agrees not to compete with the Company during his employment and for two years after termination of his employment. The agreements also require each executive to maintain the confidentiality of certain information of the Company, and not to use such information, except for the benefit of the Company, at all times during his employment and after termination of his employment. Breach by the executive of any of such obligations constitutes cause for termination of the applicable agreement, and terminates the Company's obligations for payments subsequent to any discharge of the executive.

  Each of the agreements provides that it shall continue in effect upon the merger of the Company into another entity, or in similar events.

Stock Performance Graph

  The following graph compares the yearly percentage change in the cumulative total shareholder return on each of the Company's Class A Common Stock and Class A Special Common Stock during the five years ended December 31, 1999 with the cumulative total return on the Standard & Poor's 500 Stock Index and with a selected peer group consisting of the Company and three other companies engaged in the cable communications industry: Cablevision Systems Corporation (Class A); Adelphia Communications Corporation ("Adelphia") and Cox Communications, Inc. ("Cox"). This peer group (the "Current Peer Group") represents a change from the peer group used for comparison by the Company in prior years (the "Prior Peer Group"). The Prior Peer Group included Jones Intercable, Inc. ("Jones Intercable"), Time Warner, Inc. ("Time Warner"), TCA Cable TV, Inc. ("TCA") and TCI Communications, Inc. ("TCI"), and did not include Adelphia or Cox. Jones Intercable was omitted from the Current Peer Group because of its acquisition by the Company, Time Warner was omitted from the Current Peer Group because of its pending acquisition by America Online, Inc., TCA was omitted from the Current Peer Group because of its acquisition by Cox and TCI was omitted from the Current Peer Group because of its acquisition by AT&T Corp. Adelphia and Cox were added to the Current Peer Group because of the Company's belief that Adelphia and Cox are in a line of business similar to that of the Company and that a comparison of the performance of the Company's Class A Common Stock and Class A Special Common Stock against the performance of the common stock of Adelphia and Cox is a meaningful comparison that would be helpful to a person making an investment decision with respect to the Company's Class A Common Stock or Class A Special Common Stock. The comparison assumes $100 was invested on December 31, 1994 in the Company's Class A Common Stock and Class A Special Common Stock and in each of the foregoing indices and assumes the reinvestment of dividends.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
                             [Graph Appears Here]

                                                        1995 1996 1997 1998 1999
                                                        ---- ---- ---- ---- ----
   Comcast Class A..................................... 115  116  210  380  634
   Comcast Class A Special............................. 117  115  204  381  656
   Current Peer Group Index............................ 114  121  219  399  637
   Prior Peer Group Index.............................. 110  108  185  366  480
   S&P 500 Stock Index................................. 138  169  226  290  351

Report on Executive Compensation of the Compensation Committee's Subcommittee on Performance-Based Compensation

  Compensation Policy. The Compensation Committee (the "Committee") is responsible for making recommendations to the Board of Directors on executive compensation. In 1999, the Committee deferred to its Subcommittee on Performance-Based Compensation (the "Compensation Subcommittee") on virtually all compensation decisions for the Company's executive officers in light of the Compensation Subcommittee's designated responsibility for establishing performance-based criteria and goals for compensation to senior executives and for administering the Company's 1987 Stock Option Plan, the 1996 Stock Option Plan, the 1990 Restricted Stock Plan, the Executive Cash Bonus Plan and other bonus plans, and for approval of agreements with the Chief Executive Officer, Mr. Brian L. Roberts and others.

  The goal of the Committee and the Compensation Subcommittee is to attract and retain highly qualified executive officers and key employees in an effort to enhance shareholder value. The Company attempts to realize these goals by providing competitive compensation and permitting executive officers to take an ownership stake in the Company commensurate with their relative levels of seniority and responsibilities. The members of the Compensation Subcommittee are disinterested non-employee directors as well as "outside directors" (as defined in Section 162(m) of the Internal Revenue Code).

  Each year a general review of the Company's executive compensation is conducted, except for the compensation of the Chief Executive Officer, which was determined under the 1993 Compensation Agreement and separately reviewed in connection with the execution of the 1998 Compensation Agreement. A key factor in the assessment of the Company's executive officers is the Company's overall performance, in light of their principal responsibility for overall corporate policy-making, management and administration. In the second half of 1998, the Committee and Compensation Subcommittee also retained independent compensation consultants to review the compensation package of the Company's president and the overall structure of the Company's incentive compensation programs for all executive employees. As a result of the latter review, beginning in 1999 the Compensation Subcommittee adjusted the ratios of stock options to base salary and of cash bonus to equity-based incentive compensation compared with compensation awarded in years prior to 1999.

  The principal forms of executive compensation used by the Company in recent years are base salary, bonuses and stock options, and, for certain executives, split-dollar (whole) life insurance policies and term insurance policies. The Company seeks to achieve a mix of these various forms of compensation which will properly compensate and motivate its executives on an individual basis commensurate with their relative levels of seniority and responsibility. The goal is to provide the executive officers with total compensation that, based on individual and Company performance viewed over an appropriate period of time, is generally between the 50th and 75th percentile of total compensation for executives with comparable positions at peer companies, as confirmed by an independent compensation consultant.

  As discussed below, a variety of factors are considered in arriving at the compensation paid to the Company's executive officers other than the Chief Executive Officer. No specific weighting was assigned to any of the factors considered in determining the remuneration paid to the named executive officers for 1999, except that, with respect to the Compensation Agreement with Mr. Brian L. Roberts, the Compensation Subcommittee relied on the analysis of the Company's independent compensation consultant. See "Agreements with Executive Officers--Compensation Agreement with Mr. Brian L. Roberts."

  Base Salary. The Company's philosophy with respect to setting base salary is to compensate its executive officers with reasonable current income on a competitive basis. The Compensation Subcommittee increased the base salary of the Chief Executive Officer by 5% in 1999 pursuant to the terms of the 1998 Compensation Agreement. The base salary of Mr. Brian L. Roberts was increased by approximately 45% in connection with entering into the Compensation Agreement, and based on the analysis of the Company's independent compensation consultant. See "Agreements with Executive Officers--Compensation Agreement with Mr. Brian L. Roberts." The base salaries of Messrs. Brodsky, Smith and Alchin were increased by 5% each in 1999. The base salaries of Messrs. Smith and Alchin were increased pursuant to the terms of their employment agreements with the Company. No specific objective measures of individual or corporate performance were reviewed in determining the base salary of executive officers for 1999.

  Bonuses. In August 1996, the Compensation Subcommittee adopted the Executive Cash Bonus Plan, which was approved by the Company's shareholders on June 18, 1997, and in 1999 the Compensation Subcommittee amended the Executive Cash Bonus Plan, which amendment was approved by the Company's shareholders on June 21, 1999. Under the Executive Cash Bonus Plan as amended, each executive designated by the Compensation Subcommittee is eligible to earn an annual bonus of up to 150% of his base salary and guaranteed bonus (the percentage applicable to each executive as determined by the Compensation Subcommittee), but not more than $3 million, based on annual cash flow performance targets established in advance by the Compensation Subcommittee.

Based on the Company's cash flow for such period, 100% of the target bonuses were earned for 1999 under the plan.

  The Executive Cash Bonus Plan was adopted based on the recommendation of the Company's independent compensation consultant, and to satisfy the terms of the Company's employment agreements with Messrs. Smith and Alchin. The Compensation Subcommittee selected increases in cash flow as the single most significant measure of operating performance of the Company and other companies in the Company's industries.

  The bonus awarded to Mr. Smith for 1999 included an annual guaranteed bonus of $5,788, in addition to the bonus awarded under the Executive Cash Bonus Plan. The remaining bonuses earned by the named executive officers (other than the Chief Executive Officer and Mr. Brodsky) in 1999 related to termination of the Company's discretionary bonus plan, as discussed below.

  Equity-Based Incentive Compensation. The Company's equity-based incentive compensation is in the form of stock option grants. The Compensation Subcommittee believes that reliance upon such incentives is advantageous to the Company because it fosters a long-term commitment by the recipients to the Company and motivates these executives to seek to improve the long-term market performance of the Company's stock. Stock options produce value to executives only if the price of the Company's stock appreciates, thereby directly linking the interests of the executives with those of its shareholders.

  In 1999, the Compensation Subcommittee awarded stock options to each of the named executive officers. For executive officers other than Mr. Brian L. Roberts, such option grants were generally based on a proportional relationship to the recipients' expected cash compensation, taking into account prior option grants, and were consistent with options granted at the same time to other members of senior management of the Company. The Compensation Subcommittee awarded Mr. Brian L. Roberts a grant of options to purchase 4 million shares of the Company's Class A Special Common Stock as provided in the Compensation Agreement, and as supported by the recommendation of its independent compensation consultant and its review of Mr. Brian L. Roberts' achievements on behalf of the Company over the previous five years. See "Agreements with Executive Officers--Compensation Agreement with Mr. Brian
L. Roberts."

  Equity Ownership Policy. In 1998, the Company's Board of Directors adopted a minimum equity ownership policy applicable to substantially all executives of the Company with base salaries in excess of $150,000, as well as to directors. Executives and directors subject to such policy may not sell shares of common stock of the Company unless, following such sale, they continue to own at least an amount of such common stock with a value equal to a multiple of their annual base compensation from the Company. The Chief Executive Officer, as well as Mr. Brian L. Roberts, the Company's President, and all non-employee directors, are required to own stock with a value of five times base compensation; other executives are required to own stock with a value of one and one-half to four times their base compensation, depending on base compensation. Based on their current base compensation, each of the other executive officers named in this Proxy Statement is required under the policy to own Company stock with a value of between three and one-half and four times his base compensation. For purposes of the policy, stock owned by an applicable person's spouse and children, and 60% of the value of an applicable person's vested in-the-money stock options and deferred stock account in the Company's 1997 Deferred Stock Option Plan is considered owned by the applicable person. The Compensation Subcommittee believes that such policy serves to align more fully the interests of management under the Company's equity-based incentive compensation programs with the interests of the Company's shareholders.

  Compensation of Chief Executive Officer. The Company's by-laws do not provide for a "Chief Executive Officer" of the Company. The Company has determined that, for 1999, Mr. Ralph J. Roberts, the Chairman of the Company's Board of Directors, was its chief executive officer for purposes of this Proxy Statement.

  The Chief Executive Officer's compensation for 1999 was determined under the terms of the 1993 Compensation Agreement and the 1998 Compensation Agreement. The 1993 Compensation Agreement was entered into effective September 9, 1993, as amended March 16, 1994, and approved by the Company's shareholders on June 22, 1994. See "Agreements with Executive Officers--Compensation Agreement with the Chief Executive Officer." The levels of compensation provided under the 1993 Compensation Agreement and the 1998 Compensation Agreement were determined based on a review by the Committee and Compensation Subcommittee and the Company's independent compensation consultant of compensation levels of chief executive officers at other companies in comparable industries and of certain chief executive officers in other industries who, like Mr. Ralph J. Roberts, were founders of companies and the persons primarily responsible for the growth of such companies over a substantial period of time. The Committee and Compensation Subcommittee also took into account its assessment of the importance of maintaining the continued active participation of the Chief Executive Officer in the Company's affairs over the period covered by the Compensation Agreement, the Company's growth and overall performance during the ten years prior to 1993 and the period from 1993 to 1998, and the Chief Executive Officer's prior compensation levels during those periods. The Committee and Compensation Subcommittee did not consider specific performance measures in approving the 1993 Compensation Agreement and the 1998 Compensation Agreement, except to the extent that the 1993 Compensation Agreement provided for stock option grants in 1994 that were inherently related to future appreciation in the Company's Common Stock, and for bonuses and other compensation which replaced the Company's discretionary bonus plan, which also related to appreciation in the value of the Company's Common Stock over the period from 1986 through 1993.

  Such compensation consisted of the salary and benefits fixed by the 1998 Compensation Agreement, and, pursuant to the Company's undertaking in the 1993 Compensation Agreement to replace the potential benefits provided by the Company's terminated discretionary bonus plan, additional split-dollar life insurance benefits in an amount fixed in 1994 and generally calculated to produce the same after-tax cost to the Company as the potential benefits under the terminated discretionary bonus plan with respect to appreciation in the Chief Executive Officer's previously awarded nonqualified options prior to March 15, 1994. When such benefits were awarded in 1994, the Company's compensation consultant reviewed the calculation of the potential benefits provided by the terminated discretionary bonus plan and of the expected after-tax cost of the additional split-dollar life insurance benefits, and advised the Committee that its actions awarding such benefits were appropriate and reasonable. In connection with the 1998 Compensation Agreement, the Compensation Subcommittee substituted the $31.2 million Death Benefit for two bonus arrangements included in the 1993 Compensation Agreement that were based on appreciation of the Company's Class A Common Stock from the date of grant to the date of exercise of the Chief Executive Officer's options to purchase Class B Common Stock. The Compensation Subcommittee determined that the after-tax present value cost to the Company of the Death Benefit was approximately equal to the cost of the bonuses that would otherwise have been paid. The Death Benefit was amended in 1999 to provide for a portion thereof to vary based on the results of certain investments made by the Company in cooperation with and at the suggestion of the Chief Executive Officer, with no increase in after-tax present value cost to the Company, except that the base amount of the Death Benefit was increased by $1.2 million up to $31.2 million based on a calculation of the benefits forgone by the Chief Executive Officer in return for the Death Benefit. The Compensation Subcommittee was advised by the Company's independent compensation consultant that all compensation provided under the 1998 Compensation Agreement was appropriate.

  Effect of Internal Revenue Code Section 162(m). Effective January 1, 1994,
Section 162(m) of the Internal Revenue Code provides that certain compensation in excess of $1 million paid to the chief executive officer and the four most highly compensated executive officers of a public company (determined as of the last day of the company's tax year) will not be deductible for federal income tax purposes.

  The Compensation Subcommittee engages in an ongoing review of the Company's compensation practices for purposes of obtaining the maximum continued deductibility of compensation paid by the Company consistent with its existing commitments and ongoing competitive needs. Certain forms of compensation are not included in determining whether the $1 million limit under Section 162(m) has been exceeded, such as certain "performance-based" compensation adopted by a committee of at least two outside directors and approved by shareholders, compensation paid under binding written contracts (including nonqualified stock options) in effect prior to the proposal of the new provision, and compensation paid pursuant to certain plans approved by shareholders prior to enactment of the new provision. These forms of compensation continue to be deductible without regard to Section 162(m). In general, compensation pursuant to nonqualified options granted to date under the Company's 1987 Stock Option Plan and 1996 Stock Option Plan will continue to be deductible for federal income tax purposes when the options are exercised, and bonuses awarded under the Executive Cash Bonus Plan will be deductible when paid.

  Certain compensation was awarded during 1999 after consideration of the termination of a plan (approved by the Company's shareholders on September 17, 1986) under which the Board of Directors had discretion to award cash bonuses to employees or directors exercising nonqualified options to reimburse such persons for the income taxes payable by them upon exercise of the options and receipt of the bonus. The Committee determined that the discretionary bonus plan did not come within any of the exceptions to Section 162(m), and that if bonuses were to be awarded under such plan in 1994 or thereafter, they might not be deductible. In addition, in light of the appreciation in the Company's Common Stock over the period from 1987 to 1993, the Board of Directors determined that continuation of the bonus plan could impose significant cash burdens on the Company in future years. Accordingly, the Board of Directors terminated the discretionary bonus plan as of December 31, 1993.

  As part of the Committee's ongoing effort to replace the potential benefits provided by the Company's terminated discretionary bonus plan, the Committee awarded lump-sum bonuses, or, in the case of the Chief Executive Officer, split-dollar life insurance benefits, in an amount generally calculated (together with similar compensation awarded in 1994 through 1996) to produce the same after-tax cost to the Company as the potential benefits under the terminated discretionary bonus plan with respect to appreciation in previously awarded nonqualified options prior to March 15, 1994. The Company's compensation consultant advised the Committee that its actions to terminate the discretionary bonus plan and award the compensation described above were appropriate and reasonable. The Committee expects to continue to maintain the split-dollar life insurance arrangements put in place for the Chief Executive Officer and Mr. Brodsky, and to continue paying cash bonuses for this purpose (in addition to the bonuses awarded under the Executive Cash Bonus Plan) to the other named executive officers in approximately the same amounts paid in 1994-1999.

  The Compensation Subcommittee adopted the Executive Cash Bonus Plan to conform to the requirements of Section 162(m) for deductibility of the bonus payments awarded under such plan. See "Executive Cash Bonus Plan."

  With respect to the 1993 and 1998 Compensation Agreements, a portion of the compensation paid to the Chief Executive Officer will not or may not be deductible under Section 162(m) to the extent it is paid during the course of his employment as an executive officer of the Company. The amount of compensation paid to the Chief Executive Officer in 1999 that is expected to be nondeductible to the Company is approximately $864,000. In addition, approximately $647,000 of the compensation paid to Mr. Brian L. Roberts, the Company's President, is also expected to be nondeductible under Section 162(m), due principally to the payment of amounts to cover premiums on term life insurance policies and bonuses related to income tax liabilities arising therefrom, the payment of amounts with respect to income tax obligations arising upon the exercise of stock options and other incidental taxable fringe benefits, the fair market value of which was considered non-performance-based compensation for tax purposes in 1999.

  The Compensation Subcommittee determined that the Company should provide the above-described compensation regardless of its nondeductibility or potential nondeductibility, based on, among other things, (1) its determination of a fair and competitive compensation level for the officers involved taking into account their contributions to the Company, which, in the case of the Chief Executive Officer, extend over the entire course of the Company's history and
(2) the relatively minimal effect on the Company of forgoing deductibility of the specific annual compensation in excess of $1 million.

                   Members of the Compensation Subcommittee
                             Gustave G. Amsterdam
                               Joseph L. Castle
                               Bernard C. Watson

                     Members of the Compensation Committee
                        Gustave G. Amsterdam (Chairman)
                              Sheldon M. Bonovitz
                               Joseph L. Castle
                               Bernard C. Watson

Compensation of Directors

  Each member of the Board of Directors who is not an employee of the Company (a "non-employee director") receives an annual fee of $35,000, plus $2,000 for each meeting of the Board of Directors attended and $1,000 for each meeting of any committee of the Board of Directors attended which is not held in conjunction with a meeting of the Board of Directors. In addition, any non-employee director who serves as the chairperson of a committee of the Board of Directors receives an annual fee of $1,000. Each director is also reimbursed for incidental travel expenses for meetings attended. Mr. Amsterdam also receives $1,000 as compensation for each meeting attended as the designee of the Board of Directors on a committee of the Company's management.

  The Company's 1996 Stock Option Plan provides that each non-employee director will be granted annually, on each February 1, an option to purchase 5,400 shares of Class A Special Common Stock (except that the first such grant to a new non-employee director will be an option to purchase 9,000 shares) at an exercise price per share equal to the fair market value of a share of Class A Special Common Stock on the date of grant. Each such option becomes exercisable six months after the date of grant and generally expires five years from the date of grant. Effective January 1, 1999, non-employee directors of the Company must continuously own shares of the Company's common stock with a value at least equal to five times their base annual compensation from the Company, including 60% of the value of vested, in-the-money stock options and deferred stock accounts.

Certain Related Party Transactions

  Mr. Bonovitz, a director of the Company, is Chairman and Chief Executive Officer of the law firm of Duane, Morris & Heckscher LLP, which provides services to the Company from time to time.

Compensation Committee Interlocks and Insider Participation

  Mr. Bonovitz, a member of the Compensation Committee, is Chairman and Chief Executive Officer of the law firm of Duane, Morris & Heckscher LLP, which provides services to the Company from time to time. Mr. Bonovitz is not a member of the Compensation Subcommittee, which, during 1999, performed substantially all functions of the Compensation Committee with respect to senior executives of the Company, including administration of the Company's stock option and restricted stock plans, the bonus plans applicable to senior executives of the Company, and approval of all agreements with the Chief Executive Officer, Mr. Brian L. Roberts and others.

                                 PROPOSAL ONE

                             ELECTION OF DIRECTORS

  At the meeting, the shareholders will elect nine directors to hold office for the ensuing year and until their respective successors have been duly elected and qualified. Should any one or more of these nominees become unavailable to accept nomination or election as a director, the persons named in the enclosed proxy will vote the shares which they represent for the election of such other persons as the Board of Directors may recommend, unless the Board of Directors reduces the number of directors. Each of the nominees currently is serving as a director of the Company.

  The following sets forth certain information about each nominee:

  Ralph J. Roberts, 80, has served as a director and Chairman of the Board of Directors of the Company for more than five years. He is the President and a director of Sural. Mr. Roberts devotes the major portion of his time to the business and affairs of the Company. He is the father of Mr. Brian L. Roberts. Mr. Roberts is also a director of Comcast Cable Communications, Inc., Comcast LCI Holdings, Inc. and Comcast JOIN Holdings, Inc.

  Julian A. Brodsky, 66, has served as a director and Vice Chairman of the Board of Directors of the Company for more than five years. He serves as Treasurer and a director of Sural. Mr. Brodsky devotes a substantial portion of his time to the business and affairs of the Company. He is also a director of RBB Fund, Inc., Internet Capital Group, Inc. and NDS Group PLC.

  Brian L. Roberts, 40, has served as President of the Company and a director for more than five years. He is a Vice President and a director of Sural. Mr. Roberts devotes the major portion of his time to the business and affairs of the Company. He is a son of Mr. Ralph J. Roberts. Mr. Roberts is also a director of Comcast Cable Communications, Inc., Comcast LCI Holdings, Inc., Comcast JOIN Holdings, Inc., At Home Corporation and The Bank of New York Company, Inc.

  Gustave G. Amsterdam, 91, has been a director of the Company for more than five years. Mr. Amsterdam was, for more than five years before his retirement, Chairman of the Board of Bankers Securities Corporation, a mercantile, real estate management and operating company.

  Sheldon M. Bonovitz, 63, has been a director of the Company for more than five years. Mr. Bonovitz has been a partner specializing in tax matters with the law firm of Duane, Morris & Heckscher LLP for more than five years and is currently Chairman and Chief Executive Officer of that firm. Mr. Bonovitz is also a director of Surgical Laser Technologies, Inc. and Premier Research Worldwide, Ltd.

  Joseph L. Castle, II, 67, has been a director of the Company for more than five years. Mr. Castle has been, for more than five years, a financial consultant and is the Chairman and Chief Executive Officer and a director of Castle Energy Corporation, an independent oil and gas exploration and production company. Mr. Castle is also a director of Charming Shoppes, Inc.

  Bernard C. Watson, 72, has been a director of the Company for more than five years. Prior to his retirement in 1997, Dr. Watson was Chairman of the Board of Directors of Health Management Alternatives Foundation from 1993 through 1997. Until 1993, he had been President and Chief Executive Officer of the William Penn Foundation for more than five years.

  Irving A. Wechsler, 79, has been a director of the Company for more than five years. Mr. Wechsler is currently of counsel in the firm of Wechsler, Wolsh and Associates, Certified Public Accountants, in Pittsburgh, Pennsylvania, where he had previously been a partner for more than five years.

  Anne Wexler, 70, has been a director of the Company for more than five years and has been for more than five years Chairman of the Wexler Group, a consulting firm specializing in government relations and public affairs, which is an operating unit of Hill and Knowlton Public Affairs Worldwide. Ms. Wexler is also a director of The Dreyfus Corporation Index Funds, The Dreyfus Corporation Mutual Funds, New England Electric System, and Wilshire Mutual Funds, Inc.

Committees and Meetings of the Board of Directors

  The Board of Directors has an Executive Committee, an Audit Committee, a Compensation Committee and a Nominating Committee. The Compensation Committee has a Subcommittee on Performance-Based Compensation.

  Messrs. Ralph J. Roberts (Chairman), Amsterdam, Bonovitz and Brian L. Roberts serve as members of the Executive Committee, which held 11 meetings during 1999. The Executive Committee acts for the directors in the intervals between meetings of the Board of Directors.

  Messrs. Amsterdam, Bonovitz, Brodsky, Castle, Watson and Wechsler (Chairman) serve as members of the Audit Committee, which held six meetings during 1999. The Audit Committee meets with the Company's independent public accountants, counsel, internal audit department and management to discuss the scope and results of the annual audit, internal accounting procedures and certain other questions of accounting policy.

  Messrs. Amsterdam, Castle and Watson serve as members of the Subcommittee on Performance-Based Compensation of the Compensation Committee, which held four meetings during 1999. The Compensation Subcommittee's functions include responsibility for the Company's stock option, restricted stock and bonus plans, establishing performance-based criteria and goals for compensation to senior executive officers, and approving certain agreements with the Chief Executive Officer and Mr. Brian L. Roberts. Messrs. Amsterdam (Chairman), Bonovitz, Castle and Watson serve as members of the Compensation Committee, which considers and determines all other compensation matters relating to the Company's executive officers. The Compensation Committee held four meetings during 1999, in conjunction with meetings of the Compensation Subcommittee.

  Ms. Wexler (Chairperson) and Messrs. Castle and Watson serve as members of the Nominating Committee, which held one meeting during 1999. The Nominating Committee reviews the size and composition of the Board of Directors and is responsible for recommending nominees to serve on the Board of Directors. In carrying out its responsibilities, the Nominating Committee will consider candidates recommended by other directors, employees and shareholders. Written suggestions for candidates to serve as directors if nominated and elected should be sent to the President of the Company at Comcast Corporation, 1500 Market Street, Philadelphia, Pennsylvania 19102-2148. The Company's by-laws require that written notice of the intent to make a nomination at a meeting of shareholders must be received by the President of the Company (a) with respect to an election to be held at an annual meeting, not less than 90 days in advance of the date which is the one year anniversary of the prior year's annual meeting of shareholders, and (b) with respect to an election to be held at a special meeting, the close of business on the seventh day following the day on which notice of a special meeting of shareholders for the election of directors is given to shareholders. The notice must contain: (a) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the shareholder is a holder of record of the Company's stock entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (d) such other information regarding each nominee proposed by such shareholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had each nominee been nominated, or intended to be nominated, by the Board of Directors; and (e) the consent of each nominee to serve as a director of the Company if so elected.

  The Board of Directors held 11 meetings in 1999. No member of the Board of Directors attended fewer than 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by all committees of the Board of Directors on which such director served.

                                 PROPOSAL TWO

                        TO APPROVE AN AMENDMENT TO THE
                  COMCAST CORPORATION 1996 STOCK OPTION PLAN

  The Company's 1996 Stock Option Plan (the "1996 Plan") is the Company's sole plan for awarding options to purchase shares of the Company's Class A Special Common Stock to the Company's employees and non-employee directors. A description of the terms of the 1996 Plan is provided below. The Company's shareholders will vote at the meeting on a proposal to increase the maximum aggregate number of shares for which options may be granted under the 1996 Plan from 40 million shares to 50 million shares.

  Prior to April 14, 2000, the maximum number of shares of the Company's Class A Special Common Stock for which options may be granted under the 1996 Plan was limited to an aggregate of 40 million shares. On April 14, 2000, the Compensation Subcommittee amended the 1996 Plan to increase the aggregate number for which options may be granted under the 1996 Plan to 50 million shares, subject to approval by the Company's shareholders at the 2000 Annual Meeting of Shareholders.

Description of the 1996 Plan

  The following is a summary of the material features of the 1996 Plan.

  The 1996 Plan provides for the grant of options to purchase shares of the Company's Class A Special Common Stock to employees (whether or not members of the Board of Directors) of the Company and its parents or subsidiaries ("Affiliates") within the meaning of Sections 424(e) and (f) of the Internal Revenue Code of 1986, as amended (the "Code"), as designated by the Company's Board of Directors or a committee of two or more of its non-employee members appointed by the Board of Directors, and for the grant of options to non-employee directors of the Company. Except to the extent an option granted under the 1996 Plan is specifically designated as a nonqualified option (as defined below) or otherwise becomes a nonqualified option after grant, options granted to employees of the Company or its Affiliates under the 1996 Plan are intended to qualify as qualified stock options (sometimes hereinafter referred to as "ISOs") within the meaning of Section 422(b) of the Code. Options granted under the 1996 Plan to non-employee directors of the Company, options granted to employees under the 1996 Plan which are specifically designated as nonqualified options, and options otherwise ineligible for treatment as an ISO are hereinafter referred to as "nonqualified options."

  No Options may be granted under the 1996 Plan after March 12, 2006.

  The purpose of the 1996 Plan is to assist the Company in retaining valued employees, officers and directors by offering them a greater stake in the Company's success and a closer identity with it, and to aid in attracting individuals whose services would be helpful to the Company and would contribute to its success.

  ISOs and nonqualified options are sometimes hereinafter collectively referred to as "Options." Recipients of Options are hereinafter referred to as "Optionees." Shares of the Company's Class A Special Common Stock are sometimes hereinafter referred to as "Shares." Shares which may be issued upon exercise of Options are hereinafter referred to as "Option Shares." The 1996 Plan is currently administered by the Subcommittee on Performance-Based Compensation of the Compensation Committee of the Board of Directors. This subcommittee, or any other committee or subcommittee of the Board of Directors administering the 1996 Plan, is sometimes referred to, with respect to the 1996 Plan, as the "Committee."

 Eligibility

  All employees of the Company and its Affiliates are eligible to receive ISOs under the 1996 Plan. All employees, officers and non-employee directors of the Company and its Affiliates are eligible to receive nonqualified options under the 1996 Plan. An employee may receive more than one Option under the 1996 Plan but only on the terms and subject to the restrictions of the 1996 Plan.

  In determining the eligible participants to whom Options are granted under the 1996 Plan and the number of Shares covered by such Options, the Committee may take into account the nature of such participant's services and responsibilities, his or her present and potential contributions to the Company's success and such other factors as the Committee may deem relevant.

  The 1996 Plan provides that the maximum number of shares of the Class A Special Common Stock for which Options may be issued to any single individual in any calendar year is 10 million shares, subject to adjustment as described under "Purchase of Shares Under the 1996 Plan" below. The 1996 Plan provides that each non-employee director of the Company shall receive a grant of Options to purchase 5,400 shares of Class A Special Common Stock on each February 1, except that any non-employee director first elected to the Board of Directors after March 13, 1996, shall receive a grant of Options to purchase 9,000 shares of Class A Special Common Stock on such newly elected director's election date. If such election date is less than 90 days before the next February 1, the newly-elected director shall not be entitled to receive Options to purchase 5,400 shares on that February 1.

 Shares Covered By The 1996 Plan

  On April 14, 2000, the Committee amended the 1996 Plan, subject to shareholder approval at the meeting, to provide for the grant of Options to purchase up to an aggregate of 50 million shares of the Company's Class A Special Common Stock. Prior to such amendment, the maximum number of shares was 40 million. If an Option granted under the 1996 Plan expires or terminates without having been exercised in full, the Option Shares allocable to the unexercised portion of such Option will be available for the grant of additional Options under the 1996 Plan, to the extent additional Options thereunder may be granted.

 Administration

  The 1996 Plan provides that it will be administered by any committee or subcommittee designated by the Board of Directors of the Company, provided it is composed of two or more non-employee members of the Board of Directors of the Company, each of whom is an "outside director" within the meaning of the Code. Currently, the Subcommittee on Performance-Based Compensation of the Compensation Committee of the Board of Directors administers the 1996 Plan.

  The Committee is authorized under the 1996 Plan to determine the Optionees to whom and the times at which the Options are granted and become exercisable. Subject to the provisions of the 1996 Plan, the Committee also is authorized to determine the number of Shares issuable upon exercise of each Option and other terms and conditions of the Option. In addition, the 1996 Plan provides that the

Committee may determine whether an Option is intended to be an ISO. Under certain circumstances, the Committee may have the power to accelerate or extend the exercise date of outstanding Options. See "Amendments," "Methods of Exercise" and "Termination" below.

  The individual option document (the "Option Document") for each Option sets forth the terms of such Option. The Option Documents are in such form as the Committee shall from time to time approve. The interpretation and construction by the Committee of any provision of the 1996 Plan, or of any Option Document, is final, binding and conclusive.

 Purchase of Shares Under the 1996 Plan

  Under the 1996 Plan, the Committee sets forth in each Option Document the exercise price for the Option Shares covered thereby (the "Option Price"), provided that the Option Price of ISOs may not be less than 100% of the fair market value of such Shares on the date or at the time that the Option is granted. In addition, if an ISO is granted to an Optionee who then owns, directly or by attribution under Section 424(d) of the Code, shares possessing more than 10% of the total combined voting power of all classes of stock of the Company or an Affiliate, the Option Price must be at least 110% of the fair market value of such Shares on the date the Option is granted. The 1996 Plan provides that "fair market value" shall generally be determined based on the last reported sale price of Shares on the last trading day prior to the date on which such value is determined.

  The number of Shares of Class A Special Common Stock for which Options may be granted under the 1996 Plan, and the number of Shares of Class A Special Common Stock issuable upon exercise of Options granted under the 1996 Plan, and the exercise price for such Options, are subject to adjustment in the event of a stock dividend, stock split or certain other capital adjustments. No adjustment will be made in respect of the issuance of Shares on the conversion of other securities of the Company that are convertible into such class or classes of Shares.

Amendments

  The Committee, with the consent of an Optionee, may amend the provisions of Option Documents under the 1996 Plan. Under the 1996 Plan, consent of the Optionee is not required for acceleration of the expiration date of an Option in the event of the dissolution or liquidation of the Company or upon the occurrence of certain other corporate transactions. See "Termination" below. The Committee, with the consent of the Optionee, may amend the provisions of the 1996 Plan to the extent necessary to maintain ISOs as qualified stock options within the meaning of the Code.

  The Committee may amend the 1996 Plan from time to time in such manner as it may deem advisable. However, amendments to change the class of individuals eligible to receive ISOs under the 1996 Plan, extend the expiration date of the 1996 Plan, decrease the minimum Option Price of an ISO granted under the 1996 Plan or increase the maximum number of Shares for which Options may be granted (other than as a result of adjustments in the event of a stock dividend, stock split or certain other capital adjustments) are not effective unless shareholder approval is obtained within twelve months before or after such action. In addition, provisions of the 1996 Plan relating to grants of Options to non-employee directors that determine (i) which directors are granted Options pursuant to such provisions; (ii) the number of Shares subject to Options granted under such provisions; (iii) the Option Price of such Shares; and (iv) the timing of grants of Options pursuant to such provisions may not be amended more than once every six months, other than to comport with the Code or the Employee Retirement Income Security Act of 1974, if applicable.

  The power of the Board of Directors or the Committee to amend Option Documents or the 1996 Plan may be subject to limitations contained in applicable provisions of the Code and federal securities laws and regulations.

 Methods of Exercise

  An Option granted under the 1996 Plan may be exercised by the Optionee only by written notice to the Company. The notice required under the 1996 Plan must specify the number of Shares to be purchased and must be accompanied by payment in full of the purchase price. Payment may be made in cash, by certified check payable to the order of the Company, or by a combination of the foregoing. In addition, if the Committee so provides in an Option Document, payment may be made all or in part in shares of Class A Special Common Stock or Class A Common Stock; provided, however, that the Option Shares may not be paid for in shares of Class A Special Common Stock or Class A Common Stock if such method of payment would result in liability under
Section 16(b) of the Securities Exchange Act of 1934, or if the Optionee does not own as of the date the relevant option is exercised a number of shares held for at least six months at least equal to the number of shares used to pay the exercise price of the Option.

  There is no limitation on the number of Shares an Optionee may acquire under the 1996 Plan in any given year through the exercise of outstanding Options, except as may be provided by the Committee in an Option Document.

 Termination

  The term during which an Option may be exercised is set out in the individual Option Document, but may not exceed (i) ten years from the date of grant or, (ii) with respect to ISOs, five years from the date of grant if the Optionee on the date of grant owns, directly or by attribution under Section 424(d) of the Code, shares possessing more than 10% of the total combined voting power of all classes of stock of the Company or of an Affiliate.

  An Optionee's right to exercise any part of an Option granted pursuant to the 1996 Plan terminates on the first to occur of: (i) expiration of the Option term specified in the Option Document, which is subject to the limitations described in the preceding paragraph; (ii) expiration of 90 days from the date when the Optionee ceases to be an employee of the Company or an Affiliate for any reason other than disability (as defined in Section 22(e)(3) of the Code), death or a finding of the Committee that the employee has breached his or her employment contract with, or has been engaged in any sort of disloyalty to, or has disclosed trade secrets of, the Company or an Affiliate, provided that the Committee may specify in an Option Document that an Option may be exercisable during a longer period after the Optionee ceases to be an employee, but in no event later than the expiration of the Option term specified in the Option Document; (iii) expiration of one year from the date the Optionee's employment with the Company or an Affiliate terminates as a result of an Optionee's death or disability; (iv) the date set by the Committee as an accelerated expiration date in the event of the dissolution or liquidation of the Company or any other transaction in which an unaffiliated third party acquires more than 50% of the voting power for election of directors of the Company; or (v) the date of a finding by the Committee that the Optionee has breached his or her employment contract with the Company or an Affiliate (if such Optionee is an employee of the Company or an Affiliate), has been engaged in any sort of disloyalty to the Company or an Affiliate, including, without limitation, fraud, embezzlement, theft, commission of a felony or proven dishonesty in the course of his or her employment (if an employee) or in the course of his or her service as a director (if a non-employee director), or has disclosed trade secrets of the Company or an Affiliate. In the event of such a finding by the Committee, in addition to immediate termination of the Option, the Optionee, upon a determination by the Committee, will forfeit all Option Shares for which the Company has not yet delivered stock certificates representing the Option Shares, upon refund by the Company of the exercise price of the Option.

 Transferability of Options

  In general, Options granted under the 1996 Plan are not transferable by the Optionee except by will or by the laws of descent and distribution, and, during the lifetime of the Optionee, Options may be exercised only by the Optionee. However, the 1996 Plan provides that the Committee may, in its discretion, provide in an Option Document or an amendment thereto that such Options may be transferred to members of the Optionee's immediate family, or trusts or partnerships the sole beneficiaries or partners of which are members of the Optionee's immediate family or the Optionee, provided that such transfer is without consideration. Any Options so transferred will remain subject to all conditions applicable to the Options, as set forth in the 1996 Plan or the relevant Option Documents, except that the consent of the transferee of the Options (rather than that of the original Optionee) will be required in order to amend the transferred Options. See "Amendments" above. Any Option which is made transferable to the extent provided in the 1996 Plan will be a nonqualified option.

Cash Rights

  The 1996 Plan provides that the Committee may, in its sole discretion, give an Optionee the right to receive the value of any nonqualified Option in cash upon exercise of the Option rather than to pay the exercise price of the Option and receive Shares. Such rights must be attached to specific Options and are subject to the same vesting, expiration and transferability terms as the Options to which they are attached. Options and associated cash rights may not be exercised separately.

Withholding of Taxes

  Whenever the Company is required to deliver or transfer Shares of Class A Special Common Stock in connection with the exercise of an Option under the 1996 Plan, the Company has the right to require the Optionee to remit or otherwise make available to the Company an amount sufficient to satisfy any federal, state and/or local withholding tax requirements prior to the delivery or transfer of any certificate or certificates for such shares or to take whatever action it deems necessary to protect its interests with respect to tax liabilities in connection with the issuance of such shares.

  Under the 1996 Plan, tax liabilities incurred in connection with the exercise of an Option will be satisfied by the Company's withholding a portion of the Option Shares underlying the Option that have a fair market value approximately equal to the minimum amount of taxes required to be withheld by the Company under applicable law, unless otherwise determined by the Committee with respect to any Optionee. However, the Committee may permit an Optionee to elect to have taxes withheld in excess of the minimum amount required to be withheld by the Company (provided the Optionee certifies at the time of such election that he or she has held for at least six months a number of Shares at least equal to the number of all Option Shares withheld in excess of the minimum amount), or to pay to the Company in cash all or a portion of the taxes to be withheld upon the exercise of an Option. The Committee may add such other requirements and limitations regarding these elections as it deems appropriate.

 Federal Income Taxation

  The following discussion is intended to point out the general principles of current federal income tax law applicable to the Options issued under the 1996 Plan.

  Incentive Stock Options. For the purposes of the regular income tax currently imposed under the Code, the holder of an Option under the 1996 Plan which is an ISO will not recognize taxable income upon either the grant or exercise of the Option.

  The Optionee will recognize long-term capital gain or loss on a disposition of the Option Shares acquired upon exercise of an ISO provided the Optionee does not dispose of the Option Shares within two years from the date the ISO was granted and within one year after the Option Shares were transferred to the Optionee. For purposes of determining such gain or loss, the Optionee's basis in such Shares will, in general, be the Optionee's Option Price. Under present law, long-term capital gain is subject to an effective tax rate of 20%, while ordinary income may be taxed at a maximum effective rate of 39.6%. If the Optionee satisfies both of the holding periods described above, then the Company will not be allowed a deduction by reason of the exercise of the ISO.

  The amount, if any, by which the fair market value of an Option Share at the time of exercise (determined without regard to certain transfer restrictions) exceeds the Option Price will be included in the computation of the Optionee's "alternative minimum taxable income," generally in the year he or she exercises the ISO, for purposes of the "alternative minimum tax" imposed by
Section 55 of the Code. If an Optionee pays alternative minimum tax, the amount of such tax paid that is attributable to the exercise of ISOs will be allowed as a credit against regular tax liability in subsequent years in which the Optionee's regular tax liability (reduced by certain other tax credits) exceeds his or her alternative minimum tax. Further, the Optionee's basis in Option Shares acquired through exercise of an ISO will, for alternative minimum tax purposes, equal the fair market value of the Option Shares taken into account in determining the Optionee's alternative minimum taxable income.

  As a general rule, if the Optionee disposes of the Option Shares before satisfying the holding period requirements discussed above (a "disqualifying disposition"), his or her gain recognized on the disqualifying disposition will be taxed as ordinary income to the extent of the difference between the fair market value of the Option Shares on the date of exercise and the adjusted basis of the Option Shares (or, in certain cases, the excess of the amount realized on disposition over the adjusted basis, if such excess is less than the amount arrived at by the former calculation), and the Company will be entitled to a deduction in that amount.

  The gain (if any) in excess of the amount recognized as ordinary income on a disqualifying disposition will be long-term or short-term capital gain, depending upon the length of time the recipient held the Option Shares prior to the disposition.

  Optionees may be permitted to exercise ISOs by transferring to the Company shares of the Company's Class A Special Common Stock or Class A Common Stock then held by the Optionee ("Prior Shares") having a market value equal to the Option Price of the Shares to be purchased (see "Methods of Exercise" above). If the Optionee acquired the Prior Shares by exercise of an ISO and the Optionee has not satisfied the holding period requirements described above for the Prior Shares, then the transfer will be treated as a disqualifying disposition by the Optionee of the Prior Shares. However, if the Optionee did not acquire the Prior Shares by exercise of an ISO or if the Optionee has satisfied the holding period requirements applicable to the Prior Shares, then the Optionee will not recognize gain or loss upon the exchange. In that case, the Optionee's basis and holding period (for purposes other than the Option holding period rules) in the Prior Shares will carry over to a corresponding number of Option Shares received. The Optionee's basis in any additional Option Shares received will be zero and his or her holding period will begin on the date the Optionee becomes the owner of such Shares.

  If an Option granted under the 1996 Plan which is intended to be an ISO fails to qualify as such under applicable rules and regulations of the Code, such Option will be subject to the general principles of Federal income tax law discussed below with respect to nonqualified options.

  Nonqualified Options. For Federal income tax purposes, the holder of an option that is not an ISO (a "nonqualified option") will not recognize taxable income at the time of grant, and the Company will not be allowed a deduction by reason of the grant of a nonqualified option. The Optionee will in general recognize ordinary income upon exercise of the nonqualified option, in an amount equal to the excess of the fair market value of the Option Shares received at the time of exercise (including Option

Shares withheld by the Company to satisfy tax withholding obligations) over the exercise price of the nonqualified option, and the Company will be allowed a deduction in that amount.

  Upon disposition of the Option Shares, the Optionee will recognize long-term or short-term capital gain or loss, depending upon the length of time he or she held the Option Shares prior to disposition. The amount of long-term or short-term capital gain or loss recognized by the Optionee upon disposition of the Option Shares will be an amount equal to the difference between the amount realized on the disposition and the Optionee's basis in the Option Shares (which basis is ordinarily the fair market value of the Option Shares on the date the Option was exercised).

  Optionees may be permitted to exercise nonqualified options by transferring to the Company shares having a market value equal to the Option Price of the Shares to be purchased (see "Methods of Exercise" above). In that case, no income will be recognized on the receipt of a corresponding number of Option Shares, and the Optionee's basis and holding period in the Prior Shares will carry over to the corresponding number of Option Shares received. The Optionee's basis in such additional Option Shares received will equal the amount includable in the Optionee's income and his or her holding period will begin on the date the Optionee becomes the owner of such shares.

  Certain Optionees may be permitted to transfer nonqualified options to members of their immediate family, or certain trusts or partnerships, without consideration. See "Transferability of Options" above. In the case of any nonqualified option so transferred, the original Optionee will recognize income upon the exercise of the option by the transferee to the same extent as if the original Optionee had exercised the option, and the Company's concurrent deduction will also be the same. The transferee's basis and holding period in the stock received upon exercise of the transferred option will be the same basis and holding period as would have applied had the original Optionee exercised the option in the same manner used by the transferee to exercise the option.

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" APPROVAL OF THE AMENDMENT TO THE COMCAST CORPORATION 1996 STOCK OPTION PLAN.

                                PROPOSAL THREE

               TO RATIFY THE APPOINTMENT OF INDEPENDENT AUDITORS

  Subject to approval by the shareholders, the Board of Directors, upon the recommendation of the Audit Committee, has appointed the firm of Deloitte & Touche LLP, which served as the Company's independent auditors for the last fiscal year, to serve as the Company's independent auditors with respect to the consolidated financial statements of the Company and its subsidiaries for the current fiscal year.

  A representative of Deloitte & Touche LLP is expected to be present at the meeting and will have the opportunity to make a statement if he or she desires to do so. The representative is also expected to be available to respond to appropriate questions of shareholders.

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" APPROVAL OF THE ABOVE PROPOSAL.

                             SHAREHOLDER PROPOSALS

  Proposals of shareholders intended to be presented at the Annual Meeting of Shareholders in 2001 must be received by January 15, 2001 in order to be considered for inclusion in the Company's proxy statement and form of proxy relating to that meeting. Shareholder proposals should be directed to Stanley L. Wang, Executive Vice President and Secretary, at the address of the Company set forth on the first page of this Proxy Statement. Notwithstanding the foregoing, shareholders with suggestions on the nomination of directors must comply with the procedures set forth under the caption "Committees and Meetings of the Board of Directors."

  A shareholder may wish to have a proposal presented at the Annual Meeting of Shareholders in 2001, but not to have such proposal included in the Company's proxy statement and form of proxy relating to that meeting. Pursuant to
Section 2-9 of the Company's by-laws, notice of any such proposal must be received by the Company between March 24, 2001 and April 23, 2001. If it is not received during this period, such proposal shall be deemed "untimely" for purposes of Rule 14a-4(c) under the Exchange Act, and, therefore, the proxies will have the right to exercise discretionary voting authority with respect to such proposal. Any such proposal should be directed to Stanley L. Wang, Executive Vice President and Secretary, at the address of the Company set forth on the first page of this Proxy Statement.

                            SOLICITATION OF PROXIES

  The accompanying form of proxy is being solicited on behalf of the Board of Directors of the Company. The expenses of solicitation of proxies for the meeting will be paid by the Company. In addition to the mailing of the proxy material, such solicitation may be made in person or by telephone or telegraph by directors, officers or regular employees of the Company or its subsidiaries.

                          ANNUAL REPORT ON FORM 10-K

  THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON SOLICITED BY THIS PROXY STATEMENT, ON THE WRITTEN REQUEST OF SUCH PERSON, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR ITS MOST RECENT FISCAL YEAR. SUCH WRITTEN REQUESTS SHOULD BE DIRECTED TO "INVESTOR RELATIONS" AT THE ADDRESS OF THE COMPANY SET FORTH ON THE FIRST PAGE OF THIS PROXY STATEMENT.

                                                                         Annex A

                                    [PROXY]

                 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD
                      OF DIRECTORS OF COMCAST CORPORATION

   The undersigned, a holder of Class A Common Stock of COMCAST CORPORATION (the "Company"), hereby constitutes and appoints RALPH J. ROBERTS and STANLEY L. WANG, and each of them acting individually, as the attorney and proxy of the undersigned, with full power of substitution, for and in the name and stead of the undersigned, to attend the Annual Meeting of Shareholders of the Company to be held on Thursday, June 22, 2000 at 9:00 a.m. local time at the offices of the Company, 1500 Market Street, West Tower, 9th Floor, Philadelphia, Pennsylvania, and any adjournment or postponement thereof, and thereat to vote all shares of Class A Common Stock which the undersigned would be entitled to vote if personally present, as follows:

   Unless otherwise specified, the shares will be voted "FOR" the election of all nine nominees for director and "FOR" the other proposals set forth on the reverse side. This Proxy also delegates discretionary authority to vote with respect to any other business which may properly come before the meeting and any adjournment or postponement thereof.

   THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING, PROXY STATEMENT AND ANNUAL REPORT ON FORM 10-K OF COMCAST CORPORATION.

           (Continued and to be dated and signed on the reverse side)

If Casting Votes By Mail, Detach Here and Return Properly Executed Proxy Card in Enclosed Postage-Prepaid Envelope

[logo of Comcast Corporation appears here]            Comcast Corporation
                                                      P.O. Box 11059
                                                      New York, N.Y. 10203-0059

                                           _______________________________
                                           CONTROL NUMBER
                                           FOR INTERNET VOTING
                                           _______________________________


                                VOTE BY INTERNET
                         24 HOURS A DAY, 7 DAYS A WEEK

INTERNET                                    MAIL

http://www.eproxyvote.com/cmcsa             Mark, sign and date your
                                            proxy card and return it in the
                                            postage-paid envelope we have
Use the Internet to vote your proxy.        provided.

Have your proxy card in hand when           If you have submitted your proxy
you access the website. You                 by the Internet there is no need for
will be prompted to                         you to mail back your proxy.
enter your control number,
located in the box above, to create
an electronic ballot.

Your Internet vote authorizes the named
proxies to vote your shares in the same
manner as if you marked, signed
and returned the proxy card.

         You can vote via the Internet anytime prior to 5:00 p.m. eastern time on June 21, 2000.

   1.  Election of nine Directors

       [ ]   FOR

       [ ]   WITHHELD

             EXCEPT WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE(S) WHOSE NAME(S) IS (ARE) LINED THROUGH. 01-Ralph J. Roberts, 02-Julian A. Brodsky, 03-Brian L. Roberts, 04-Gustave G. Amsterdam, 05-Sheldon M. Bonovitz, 06-Joseph
L. Castle, II, 07-Bernard C. Watson, 08-Irving A. Wechsler, and 09-Anne Wexler.

     2.     To approve an amendment to the Comcast Corporation 1996 Stock Option
            Plan.

            [ ]  FOR         [ ]  AGAINST         [ ]  ABSTAIN

     3. To ratify the appointment of Deloitte & Touche LLP as the Company's independent auditors.

            [ ]  FOR         [ ]  AGAINST         [ ]  ABSTAIN

     4. To vote on such other business which may properly come before the meeting.

The signer hereby revokes all previous proxies given by the signer to vote at the Annual Meeting or any adjournments thereof.

                Change of Address and/or Comments mark here [ ]

   NOTE: Please sign this Proxy exactly as name(s) appear(s) in address. When signing as attorney-in-fact, executor, administrator, trustee or guardian, please add your title as such, and if signer is a corporation, please sign with full corporate name by duly authorized officer or officers and affix the corporate seal. When stock is issued in the name of two or more persons, all such persons should sign.


                                         _________________________________



                                         _________________________________
                                         SIGNATURE(S)               DATE

                                                                         Annex B
                                                                         -------

                              COMCAST CORPORATION

                            1996 STOCK OPTION PLAN
                            ----------------------

              (As Amended and Restated, Effective April 14, 2000)


          1.   Purpose of Plan

          The purpose of the Plan is to assist the Company in retaining valued employees, officers and directors by offering them a greater stake in the Company's success and a closer identity with it, and to aid in attracting individuals whose services would be helpful to the Company and would contribute to its success.

          2.   Definitions

               (a)  "Affiliate" means, with respect to any Person, any other
                     ---------
Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, the term "control," including its correlative terms "controlled by" and "under common control with," mean, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

               (b)  "Board" means the board of directors of the Sponsor.
                     -----

               (c)  "Cash Right" means any right to receive cash in lieu of
                     ----------
Shares granted under the Plan and described in Paragraph 3(a)(iii).

               (d)  "Cause" means:
                     -----

                         (i) for an employee of a Company, a finding by the Committee, after full consideration of the facts presented on behalf of both the Company and the employee, that the employee has breached his employment contract with a Company, has disclosed trade secrets of a Company or has been engaged in any sort of disloyalty to a Company, including, without limitation, fraud, embezzlement, theft, commission of a felony or proven dishonesty in the course of his employment.

                         (ii) for a Non-Employee Director, a finding by the Committee, after full consideration of the facts presented on behalf of both the Company and the Director, that such Non-Employee Director has disclosed trade secrets of a Company, or has been engaged in any sort of disloyalty to a Company, including, without limitation, fraud, embezzlement, theft, commission of a felony or proven dishonesty in the course of his service as a Non-Employee Director.

               (e)  "Change of Control" means any transaction or series of
                     -----------------
transactions as a result of which any Person who was a Third Party immediately before such transaction or series of transactions owns then-outstanding securities of the Sponsor having more than 50 percent of the voting power for the election of directors of the Sponsor.

               (f)  "Code" means the Internal Revenue Code of 1986, as amended.
                     ----

               (g)  "Comcast Plan" means any restricted stock, stock bonus,
                     ------------
stock option or other compensation plan, program or arrangement established or maintained by the Company or an Affiliate, including but not limited to this Plan, the Comcast Corporation 1997 Deferred Stock Option Plan, the Comcast Corporation 1990 Restricted Stock Plan and the Comcast Corporation 1987 Stock Option Plan.

               (h)  "Committee" means the committee described in Paragraph 5.
                     ---------

               (i)  "Common Stock" means the Sponsor's Class A Special Common
                     ------------
Stock, par value, $1.00.

               (j)  "Company" means the Sponsor and each of the Parent Companies
                     -------
and Subsidiary Companies.

               (k)  "Date of Grant" means the date as of which an Option is
                     -------------
granted.

               (l)  "Disability" means a disability within the meaning of
                     ----------
section 22(e)(3) of the Code.

               (m)  "Election Date" means the date on which an individual is
                     -------------
first elected to the Board as a Non-Employee Director, or is elected to the Board as a Non-Employee Director following a period of one year or more during which such individual was not a member of the Board.

               (n)  "Fair Market Value." If Shares are listed on a stock
                     -----------------
exchange, Fair Market Value shall be determined based on the last reported sale price of a Share on the principal exchange on which Shares are listed on the last trading day prior to the date of determination, or, if Shares are not so listed, but trades of Shares are reported on the Nasdaq National Market, the last quoted sale price of a Share on the Nasdaq National Market on the last trading day prior to the date of determination.

               (o)  "Grant Date" means each February 1st after the date of
                     ----------
adoption of the Plan by the Board.

               (p)  "Immediate Family" means an Optionee's spouse and lineal
                     ----------------
descendants, any trust all beneficiaries of which are any of such persons and any partnership all partners of which are any of such persons.

               (q)  "Incentive Stock Option" means an Option granted under the
                     ----------------------
Plan, designated by the Committee at the time of such grant as an Incentive Stock Option within the meaning of section 422 of the Code and containing the terms specified herein for Incentive Stock Options; provided, however, that to
                                                    -----------------
the extent an Option granted under the Plan and designated by the Committee at the time of grant as an Incentive Stock Option fails to satisfy the requirements for an incentive stock option under section 422 of the Code for any reason, such Option shall be treated as a Non-Qualified Option.

               (r)  "Non-Employee Director" means an individual who is a member
                     ---------------------
of the Board, and who is not an employee of a Company, including an individual who is a member of the Board and who previously was an employee of a Company.

               (s)  "Non-Qualified Option" means:
                     --------------------

                         (i) an Option granted under the Plan, designated by the Committee at the time of such grant as a Non-Qualified Option and containing the terms specified herein for Non-Qualified Options; and

                         (ii) an Option granted under the Plan and designated by the Committee at the time of grant as an Incentive Stock Option, to the extent such Option fails to satisfy the requirements for an incentive stock option under section 422 of the Code for any reason.

               (t)  "Option" means any stock option granted under the Plan and
                     ------
described in either Paragraph 3(a)(i) or Paragraph 3(a)(ii).

               (u)  "Optionee" means a person to whom an Option has been granted
                     --------
under the Plan, which Option has not been exercised in full and has not expired or terminated.

               (v)  "Other Available Shares" means, as of any date, the excess,
                     ----------------------
if any of:

                    (i)   the total number of  Shares owned by an Optionee; over

                    (ii)  the sum of:

                          (a) the number of Shares owned by such Optionee for less than six months; plus

                         (b) the number of Shares owned by such Optionee that has, within the preceding six months, been the subject of a withholding certification pursuant to Paragraph 16(b) or any similar withholding certification under any other Comcast Plan; plus

                         (c) the number of Shares owned by such Optionee that has, within the preceding six months, been received in exchange for Shares surrendered as payment, in full or in part, of the exercise price for an option to purchase any securities of the Sponsor or an Affiliate under any Comcast Plan, but only to the extent of the number of Shares surrendered; plus

                         (d) The number of Shares owned by such Optionee as to which evidence of ownership has, within the preceding six months, been provided to the Company in connection with the crediting of "Deferred Stock Units" to such Optionee's Account under the Comcast Corporation 1997 Deferred Stock Option Plan.

For purposes of this Paragraph 2(v), a Share that is subject to a deferral election pursuant to another Comcast Plan shall not be treated as owned by an Optionee until all conditions to the delivery of such Share have lapsed. For purposes of Paragraphs 7(d), 8(d) and 16(b), the number of Other Available Shares shall be determined separately for the Sponsor's Class A Special Common Stock, par value, $1.00, and for the Sponsor's Class A Common Stock, par value, $1.00.

               (w)  "Outside Director" means a member of the Board who is an
                     ----------------
"outside director" within the meaning of section 162(m)(4)(C) of the Code and applicable Treasury Regulations issued thereunder.

               (x)  "Parent Company" means all corporations that, at the time in
                     --------------
question, are parent corporations of the Sponsor within the meaning of section 424(e) of the Code.

               (y)  "Person" means an individual, a corporation, a partnership,
                     ------
an association, a trust or any other entity or organization.

               (z)  "Plan" means the Comcast Corporation 1996 Stock Option Plan.
                     ----

               (aa)  "Roberts Family."  Each of the following is a member of the
                      --------------
Roberts Family:

                     (i)    Brian L. Roberts;

                     (ii)   a lineal descendant of Brian L. Roberts; or

                     (iii)  a trust established for the benefit of any of Brian
L. Roberts and/or a lineal descendant or descendants of Brian L. Roberts.

               (bb)  "Share" or "Shares" means:
                      -----      ------

                         (i) for all purposes of the Plan, a share or shares of Common Stock or such other securities issued by the Sponsor as may be the subject of an adjustment under Paragraph 11.

                         (ii) solely for purposes of Paragraphs 2(n), 2(v), 7(d), 8(d) and 16(b), the term "Share" or "Shares" also means a share or shares of the Sponsor's Class A Common Stock, par value, $1.00.

               (cc)  "Sponsor" means Comcast Corporation, a Pennsylvania
                      -------
corporation, including any successor thereto by merger, consolidation, acquisition of all or substantially all the assets thereof, or otherwise.

               (dd)  "Subsidiary Companies" means all corporations that, at the
                      --------------------
time in question, are subsidiary corporations of the Sponsor within the meaning of section 424(f) of the Code.

               (ee)  "Ten Percent Shareholder" means a person who on the Date of
                      -----------------------
Grant owns, either directly or within the meaning of the attribution rules contained in section 424(d) of the Code, stock possessing more than 10% of the total combined voting power of all classes of stock of his employer corporation or of its parent or subsidiary corporations, as defined respectively in sections 424(e) and (f) of the Code, provided that the employer corporation is a Company.

               (ff)  "Terminating Event" means any of the following events:
                      -----------------

                         (i)  the liquidation of the Sponsor; or

                         (ii) a Change of Control.

               (gg)  "Third Party" means any Person other than a Company,
                      -----------
together with such Person's Affiliates, provided that the term "Third Party" shall not include the Sponsor, an Affiliate of the Sponsor or any member or members of the Roberts Family.

               (hh)  "1933 Act" means the Securities Act of 1933, as amended.
                      --------

               (ii)  "1934 Act" means the Securities Exchange Act of 1934, as
                      --------
amended.

          3.   Rights To Be Granted

               (a)  Types of Options and Other Rights Available for Grant.
                    -----------------------------------------------------
Rights that may be granted under the Plan are:

                         (i) Incentive Stock Options, which give an Optionee who is an employee of a Company the right for a specified time period to purchase a specified number of Shares for a price not less than the Fair Market Value on the Date of Grant;

                         (ii) Non-Qualified Options, which give the Optionee the right for a specified time period to purchase a specified number of Shares for a price determined by the Committee; and

                         (iii) Cash Rights, which give an Optionee the right for a specified time period, and subject to such conditions, if any, as shall be determined by the Committee and stated in the option document, to receive a cash payment of such amount per Share as shall be determined by the Committee and stated in the option document, in lieu of exercising a Non-Qualified Option.

               (b)  Limit on Grant of Options. The maximum number of Shares for
                    -------------------------
which Options may be granted to any single individual in any calendar year, adjusted as provided in Paragraph 11, shall be 10,000,000 Shares.

               (c)  Presumption of Incentive Stock Option Status. Each Option
                    --------------------------------------------
granted under the Plan to an employee of a Company is intended to be an Incentive Stock Option, except to the extent any such grant would exceed the limitation of Paragraph 9 and except for any Option specifically designated at the time of grant as an Option that is not an Incentive Stock Option.

          4.   Shares Subject to Plan

          Subject to adjustment as provided in Paragraph 11, not more than 50,000,000 Shares in the aggregate may be issued pursuant to the Plan upon exercise of Options. Shares delivered pursuant to the exercise of an Option may, at the Sponsor's option, be either treasury Shares or Shares originally issued for such purpose. If an Option covering Shares terminates or expires without having been exercised in full, other Options may be granted covering the Shares as to which the Option terminated or expired.

          5.   Administration of Plan

               (a)  Committee. The Plan shall be administered by the
                    ---------
Subcommittee on Performance Based Compensation of the Compensation Committee of the Board or any other committee or subcommittee designated by the Board, provided that the committee administering the Plan is composed of two or more non-employee members of the Board, each of whom is an Outside Director. Notwithstanding the foregoing, if Non-Employee Directors are granted Options in accordance with the provisions of Paragraph 8, the directors to whom such Options will be granted, the timing of grants of such Options, the Option Price of such Options and the number of Option Shares included in such Options shall be as specifically set forth in Paragraph 8. No member of the Committee shall participate in the resolution of any issue that exclusively involves an Option granted to such member.

               (b)  Meetings. The Committee shall hold meetings at such times
                    --------
and places as it may determine. Acts approved at a meeting by a majority of the members of the Committee or acts approved in writing by the unanimous consent of the members of the Committee shall be the valid acts of the Committee.

               (c)  Exculpation.  No member of the Committee shall be personally
                    -----------
liable for monetary damages for any action taken or any failure to take any action in connection with the administration of the Plan or the granting of Options thereunder unless (i) the member of the Committee has breached or failed to perform the duties of his office, and (ii) the breach or failure to perform constitutes self-dealing, wilful misconduct or recklessness; provided, however,
                                                             -----------------
that the provisions of this Paragraph 5(c) shall not apply to the responsibility or liability of a member of the Committee pursuant to any criminal statute.

               (d)  Indemnification.  Service on the Committee shall constitute
                    ---------------
service as a member of the Board. Each member of the Committee shall be entitled without further act on his part to indemnity from the Sponsor to the fullest extent provided by applicable law and the Sponsor's By-laws in connection with or arising out of any actions, suit or proceeding with respect to the administration of the Plan or the granting of Options thereunder in which he may be involved by reasons of his being or having been a member of the Committee, whether or not he continues to be such member of the Committee at the time of the action, suit or proceeding.

          6.   Eligibility

               (a) Eligible individuals to whom Options may be granted shall be employees, officers or directors of a Company who are selected by the Committee for the grant of Options. Eligible individuals to whom Cash Rights may be granted shall be individuals who are employees of a Company on the Date of Grant. The terms and conditions of Options granted to individuals other than Non-Employee Directors shall be determined by the Committee, subject to Paragraph 7. The terms and conditions of Cash Rights shall be determined by the Committee, subject to Paragraph 7. The terms and conditions of Options granted to Non-Employee Directors shall be determined by the Committee, subject to Paragraph 8.

               (b) An Incentive Stock Option shall not be granted to a Ten Percent Shareholder except on such terms concerning the option price and term as are provided in Paragraph 7(b) and 7(g) with respect to such a person. An Option designated as Incentive Stock Option granted to a Ten Percent Shareholder but which does not comply with the requirements of the preceding sentence shall be treated as a Non-Qualified Option. An Option designated as an Incentive Stock Option shall be treated as a Non-Qualified Option if (i) the Optionee is not an employee of a Company on the Date of Grant or (ii) the only Company by which the Optionee is employed on the Date of Grant is an entity described in Paragraph 2(dd)(ii).

          7.   Option Documents and Terms - In General

          All Options granted to Optionees other than Non-Employee Directors shall be evidenced by option documents. The terms of each such option document shall be determined from time to time by the Committee, consistent, however, with the following:

               (a)  Time of Grant. All Options shall be granted within 10 years
                    -------------
from the earlier of (i) the date of adoption of the Plan by the Board, or (ii) approval of the Plan by the shareholders of the Sponsor.

               (b)  Option Price. The option price per Share with respect to any
                    ------------
Option shall be determined by the Committee, provided, however, that with
                                             -----------------
respect to any Incentive Stock Options, the option price per share shall not be less than 100% of the Fair Market Value of such Share on the Date of Grant, and provided further that with respect to any Incentive Stock Options granted to a
----------------
Ten Percent Shareholder, the option price per Share shall not be less than 110% of the Fair Market Value of such Share on the Date of Grant.

               (c)  Restrictions on Transferability. No Option granted under
                    -------------------------------
this Paragraph 7 shall be transferable otherwise than by will or the laws of descent and distribution and, during the lifetime of the Optionee, shall be exercisable only by him or for his benefit by his attorney-in-fact or guardian; provided that the Committee may, in its discretion, at the time of grant of a
-------------
Non-Qualified Option or by amendment of an option document for an Incentive Stock Option or a Non-Qualified Option, provide that Options granted to or held by an Optionee may be transferred, in whole or in part, to one or more transferees and exercised by any such transferee; provided further that (i) any such transfer is without
                     ---------------------
consideration and (ii) each transferee is a member of such Optionee's Immediate Family; and provided further that any Incentive Stock Option granted pursuant to
            ---------------------
an option document which is amended to permit transfers during the lifetime of the Optionee shall, upon the effectiveness of such amendment, be treated thereafter as a Non-Qualified Option. No transfer of an Option shall be effective unless the Committee is notified of the terms and conditions of the transfer and the Committee determines that the transfer complies with the requirements for transfers of Options under the Plan and the option document. Any person to whom an Option has been transferred may exercise any Options only in accordance with the provisions of Paragraph 7(g) and this Paragraph 7(c).

               (d)  Payment Upon Exercise of Options.  Full payment for Shares
                    --------------------------------
purchased upon the exercise of an Option shall be made in cash, by certified check payable to the order of the Sponsor, or, at the election of the Optionee and as the Committee may, in its sole discretion, approve, by surrendering Shares with an aggregate Fair Market Value equal to the aggregate option price, or by delivering such combination of Shares and cash as the Committee may, in its sole discretion, approve; provided, however, that Shares may be surrendered
                              -----------------
in satisfaction of the option price only if the Optionee certifies in writing to the Sponsor that the Optionee owns a number of Other Available Shares as of the date the Option is exercised that is at least equal to the number of Shares to be surrendered in satisfaction of the Option Price; provided further, however,
                                                    ----------------
that the option price may not be paid in Shares if the Committee determines that such method of payment would result in liability under section 16(b) of the 1934 Act to an Optionee. Except as otherwise provided by the Committee, if payment is made in whole or in part in Shares, the Optionee shall deliver to the Sponsor certificates registered in the name of such Optionee representing Shares legally and beneficially owned by such Optionee, free of all liens, claims and encumbrances of every kind and having a Fair Market Value on the date of delivery that is not greater than the option price accompanied by stock powers duly endorsed in blank by the record holder of the Shares represented by such certificates. If the Committee, in its sole discretion, should refuse to accept Shares in payment of the option price, any certificates representing Shares which were delivered to the Sponsor shall be returned to the Optionee with notice of the refusal of the Committee to accept such Shares in payment of the option price. The Committee may impose such limitations and prohibitions on the use of Shares to exercise an Option as it deems appropriate.

               (e)  Issuance of Certificate Upon Exercise of Options; Payment of
                    ------------------------------------------------------------
Cash. Only whole Shares shall be issuable upon exercise of Options. Any right to
----
a fractional Share shall be satisfied in cash. Upon satisfaction of the conditions of Paragraph 10, a certificate for the number of whole Shares and a check for the Fair Market Value on the date of exercise of any fractional Share to which the Optionee is entitled shall be delivered to such Optionee by the Sponsor.

               (f)  Termination of Employment. For purposes of the Plan, a
                    -------------------------
transfer of an employee between two employers, each of which is a Company, shall not be deemed a termination of employment. For purposes of Paragraph 7(g), an Optionee's termination of employment shall be deemed to occur on the date an Optionee ceases to serve as an active employee of a Company, as determined by the Committee in its sole discretion, or, if the Optionee is a party to an employment agreement with a Company, on the effective date of the Optionee's termination of employment as determined under such agreement.

               (g)  Periods of Exercise of Options. An Option shall be
                    ------------------------------
exercisable in whole or in part at such time or times as may be determined by the Committee and stated in the option document, provided, however, that if the grant of an Option would be subject to section 16(b) of the 1934 Act, unless the requirements for exemption therefrom in Rule 16b-3(c)(1), under such Act, or any successor provision, are met, the option document for such Option shall provide that such Option is not exercisable until not less than six months have elapsed from the Date of Grant. Except as otherwise provided by the Committee in its discretion, no Option shall first become exercisable following an Optionee's termination of employment for any reason; provided further, that:

                    (i) In the event that an Optionee terminates employment with the Company for any reason other than death or Cause, any Option held by such Optionee and which is then exercisable shall be exercisable for a period of 90 days following the date the Optionee terminates employment with the Company (unless a longer period is established by the Committee); provided, however, that if such termination of employment with the Company is due to the Disability of the Optionee, he shall have the right to exercise those of his Options which are then exercisable for a period of one year following such termination of employment (unless a longer period is established by the Committee); provided, however, that in no event shall an Incentive Stock Option be exercisable after five years from the Date of Grant in the case of a grant to a Ten Percent Shareholder, nor shall any other Option be exercisable after ten years from the Date of Grant.

                    (ii) In the event that an Optionee terminates employment with the Company by reason of his death, any Option held at death by such Optionee which is then exercisable shall be exercisable for a period of one year from the date of death (unless a longer period is established by the Committee) by the person to whom the rights of the Optionee shall have passed by will or by the laws of descent and distribution; provided, however, that in no event shall an Incentive
                        -----------------
          Stock Option be exercisable after five years from the Date of Grant in the case of a grant to a Ten Percent Shareholder, nor shall any other Option be exercisable after ten years from the Date of Grant.

                    (iii) In the event that an Optionee's employment with the Company is terminated for Cause, each unexercised Option held by such Optionee shall terminate and cease to be exercisable; provided
                                                                --------
          further, that in such event, in addition to immediate termination of the Option, the Optionee, upon a determination by the Committee shall automatically forfeit all Shares otherwise subject to delivery upon exercise of an Option but for which the Sponsor has not yet delivered the Share certificates, upon refund by the Sponsor of the option price.

               (h)  Date of Exercise. The date of exercise of an Option shall be
                    ----------------
the date on which written notice of exercise, addressed to the Sponsor at its main office to the attention of its Secretary, is hand delivered, telecopied or mailed first class postage prepaid; provided, however, that the Sponsor shall
                                    -----------------
not be obligated to deliver any certificates for Shares pursuant to the exercise of an Option until the Optionee shall have made payment in full of the option price for such Shares. Each such exercise shall be irrevocable when given. Each notice of exercise must (i) specify the Incentive Stock Option, Non-Qualified Option or combination thereof being exercised; and (ii) include a statement of preference (which shall binding on and irrevocable by the Optionee but shall not be binding on the Committee) as to the manner in which payment to the Sponsor shall be made (Shares or cash or a combination of Shares and cash). Each notice of exercise shall also comply with the requirements of Paragraph 15.

               (i)  Cash Rights. The Committee may, in its sole discretion,
                    -----------
provide in an option document for an eligible Optionee that Cash Rights shall be attached to Non-Qualified Options granted under the Plan. All Cash Rights that are attached to Non-Qualified Options shall be subject to the following terms:

                    (i) Such Cash Right shall expire no later than the Non-Qualified Option to which it is attached.

                    (ii) Such Cash Right shall provide for the cash payment of such amount per Share as shall be determined by the Committee and stated in the option document.

                    (iii) Such Cash Right shall be subject to the same restrictions on transferability as the Non-Qualified Option to which it is attached.

                    (iv) Such Cash Right shall be exercisable only when such conditions to exercise as shall be determined by the Committee and stated in the option document, if any, have been satisfied.

                    (v) Such Cash Right shall expire upon the exercise of the Non-Qualified Option to which it is attached.

                    (vi) Upon exercise of a Cash Right that is attached to a Non-Qualified Option, the Option to which the Cash Right is attached shall expire.

          8.   Option Documents and Terms - Non-Employee Directors

          Options granted pursuant to the Plan to Non-Employee Directors shall be granted, without any further action by the Committee, in accordance with the terms and conditions set forth in this Paragraph 8. Options granted pursuant to Paragraph 8(a) shall be evidenced by option documents. The terms of each such option document shall be consistent with Paragraphs 8(b) through 8(g), as follows:

               (a)  Grant of Options to Non-Employee Directors. Each Non-
                    ------------------------------------------
Employee Director shall be granted, commencing on the Grant Date next following the adoption of this Plan by the Board and on each successive Grant Date thereafter, a Non-Qualified Option to purchase 5,400 Shares. Notwithstanding the preceding sentence, each newly elected Non-Employee Director:

                    (i) shall be granted a Non-Qualified Option to purchase 9,000 Shares on the Election Date; and

                    (ii) shall not be entitled to the grant of an Option hereunder on the Grant Date immediately following the Non-Employee Director's Election Date if such Election Date is within ninety (90) days of the Grant Date.

               (b)  Option Price. The option price per Share with respect to any
                    ------------
Option granted under this Paragraph 8 shall be 100% of the Fair Market Value of such Share on the Grant Date.

               (c)  Restrictions on Transferability. No Option granted under
                    -------------------------------
this Paragraph 8 shall be transferable otherwise than by will or the laws of descent and distribution and, during the lifetime of the Optionee, shall be exercisable only by him or for his benefit by his attorney-in-fact or guardian; provided that the Committee may, in its discretion, at the time of grant of an
-------------
Option or by amendment of an option document for an Option, provide that Options may be transferred, in whole or in part, to one or more transferees and exercised by any such transferee; provided further that (i) any such transfer is
                                  ---------------------
without consideration, and (ii) each transferee is a member of such Optionee's Immediate Family. No transfer of an Option shall be effective unless the Committee is notified of the terms and conditions of the transfer and the Committee determines that the transfer complies with the requirements for transfers of Options under the Plan and the option document. Any person to whom an Option has been transferred may exercise any Options only in accordance with the provisions of Paragraph 8(f) and this Paragraph 8(c).

               (d)  Payment Upon Exercise of Options.  Full payment for Shares
                    --------------------------------
purchased upon the exercise of an Option shall be made in cash, by certified check payable to the order of the Sponsor, or, at the election of the Optionee and as the Committee may, in its sole discretion, approve, by surrendering Shares with an aggregate Fair Market Value equal to the aggregate option price, or by delivering such combination of Shares and cash as the Committee may, in its sole discretion, approve; provided, however, that Shares may be surrendered
                              -----------------
in satisfaction of the option price only if the Optionee certifies in writing to the Sponsor that the Optionee owns a number of Other Available Shares as of the date the Option is exercised that is at least equal to the number of Shares to be surrendered in satisfaction of the Option Price; provided further, however,
                                                    ----------------
that the option price may not be paid in Shares if the Committee determines that such method of payment would result in liability under section 16(b) of the 1934 Act to an Optionee. Except as otherwise provided by the Committee, if payment is made in whole or in part in Shares, the Optionee shall deliver to the Sponsor certificates registered in the name of such Optionee representing Shares legally and beneficially owned by such Optionee, free of all liens, claims and encumbrances of every kind and having a Fair Market Value on the date of delivery that is not greater than the option price accompanied by stock powers duly endorsed in blank by the record holder of the Shares represented by such certificates. If the Committee, in its sole discretion, should refuse to accept Shares in payment of the option price, any certificates representing Shares which were delivered to the Sponsor shall be returned to the Optionee with notice of the refusal of the Committee to accept such Shares in payment of the option price. The Committee may impose such limitations and prohibitions on the use of Shares to exercise an Option as it deems appropriate.

               (e)  Issuance of Certificate Upon Exercise of Options; Payment of
                    ------------------------------------------------------------
Cash. Only whole Shares shall be issuable upon exercise of Options granted under
----
this Paragraph 8. Any right to a fractional Share shall be satisfied in cash. Upon satisfaction of the conditions of Paragraph 10, a certificate for the number of whole Shares and a check for the Fair Market Value on the date of exercise of any fractional Share to which the Optionee is entitled shall be delivered to such Optionee by the Sponsor.

               (f)  Periods of Exercise of Options. An Option granted under this
                    ------------------------------
Paragraph 8 shall not be exercisable for six months after the Date of Grant, and shall then be exercisable in its entirety. No Option shall first become exercisable following an Optionee's termination of service as a Non-Employee Director for any reason; provided further, that:
                         ----------------

                         (i) In the event that an Optionee terminates service as a Non-Employee Director for any reason other than death or Cause, any Option held by such Optionee and which is then exercisable shall be exercisable for a period of 90 days following the date the Optionee terminates service as a Non-Employee Director; provided, however, that
                                                         -----------------
          if such termination of employment with the Company is due to the Disability of the Optionee, he shall have the right to exercise those of his Options which are then exercisable for a period of one year following the date the Optionee terminates service as a Non-Employee Director;

          provided, however, that in no event shall an Option be exercisable
          -----------------
          after five years from the Grant Date.

                         (ii) In the event that an Optionee terminates service as a Non-Employee Director by reason of his death, any Option held at death by such Optionee which is then exercisable shall be exercisable for a period of one year from the date of death by the person to whom the rights of the Optionee shall have passed by will or by the laws of descent and distribution; provided, however, that in no event shall an
                                    -----------------
          Option be exercisable after five years from the Grant Date.

                         (iii) In the event that an Optionee's service as a Non-Employee Director is terminated for Cause, each unexercised Option shall terminate and cease to be exercisable; provided further, that in
                                                       ----------------
          such event, in addition to immediate termination of the Option, the Optionee shall automatically forfeit all Shares otherwise subject to delivery upon exercise of an Option but for which the Sponsor has not yet delivered the Share certificates, upon refund by the Sponsor of the option price.

               (g) Date of Exercise. The date of exercise of an Option granted under this Paragraph 8 shall be the date on which written notice of exercise, addressed to the Sponsor at its main office to the attention of its Secretary, is hand delivered, telecopied or mailed first class postage prepaid; provided,
                                                                     --------
however, that the Sponsor shall not be obligated to deliver any certificates for
-------
Shares pursuant to the exercise of an Option until the Optionee shall have made payment in full of the option price for such Shares. Each such exercise shall be irrevocable when given. Each notice of exercise must (i) specify the Option being exercised; and (ii) include a statement as to the manner in which payment to the Sponsor shall be made (Shares or cash or a combination of Shares and cash). Each notice of exercise shall also comply with the requirements of Paragraph 15.

          9.   Limitation on Exercise of Incentive Stock Options.

          The aggregate Fair Market Value (determined as of the time Options are granted) of the Shares with respect to which Incentive Stock Options may first become exercisable by an Optionee in any one calendar year under the Plan and any other plan of the Company shall not exceed $100,000. The limitations imposed by this Paragraph 9 shall apply only to Incentive Stock Options granted under the Plan, and not to any other options or stock appreciation rights. In the event an individual receives an Option intended to be an Incentive Stock Option which is subsequently determined to have exceeded the limitation set forth above, or if an individual receives Options that first become exercisable in a calendar year (whether pursuant to the terms of an option document, acceleration of exercisability or other change in the terms and conditions of exercise or any other reason) that have an aggregate Fair Market Value (determined as of the time the Options are granted) that exceeds the limitations set forth above, the Options in excess of the limitation shall be treated as Non-Qualified Options.

          10.  Rights as Shareholders

          An Optionee shall not have any right as a shareholder with respect to any Shares subject to his Options until the Option shall have been exercised in accordance with the terms of the Plan and the option document and the Optionee shall have paid the full purchase price for the number of Shares in respect of which the Option was exercised and the Optionee shall have made arrangements acceptable to the Sponsor for the payment of applicable taxes consistent with Paragraph 16.

          11.  Changes in Capitalization

               (a) Except as provided in Paragraph 11(b), in the event that Shares are changed into or exchanged for a different number or kind of shares of stock or other securities of the Sponsor, whether through merger, consolidation, reorganization, recapitalization, stock dividend, stock split-up or other substitution of securities of the Sponsor, the Board shall make appropriate equitable anti-dilution adjustments to the number and class of shares of stock available for issuance under the Plan, and subject to outstanding Options, and to the option prices and the amounts payable pursuant to any Cash Rights. Any reference to the option price in the Plan and in option documents shall be a reference to the option price as so adjusted. Any reference to the term "Shares" in the Plan and in option documents shall be a reference to the appropriate number and class of shares of stock available for issuance under the Plan, as adjusted pursuant to this Paragraph 11. The Board's adjustment shall be effective and binding for all purposes of this Plan.

               (b) Paragraph 11(a) shall not apply to the number of Shares that become subject to the grant of Options under Paragraph 8(a). Paragraph 11(a) shall apply for the purpose of making appropriate equitable anti-dilution adjustments to Options granted pursuant to Paragraph 8(a) before the effective date of the relevant event giving rise to the adjustment under Paragraph 11(a).

          12.  Terminating Events

               (a) The Sponsor shall give Optionees at least thirty (30) days' notice (or, if not practicable, such shorter notice as may be reasonably practicable) prior to the anticipated date of the consummation of a Terminating Event. Upon receipt of such notice, and for a period of ten (10) days thereafter (or such shorter period as the Board shall reasonably determine and so notify the Optionees), each Optionee shall be permitted to exercise the Option to the extent the Option are then exercisable; provided that, the Sponsor may, by
                                        -------------
similar notice, require the Optionee to exercise the Option, to the extent the Option is then exercisable, or to forfeit the Option (or portion thereof, as applicable). The Committee may, in its discretion, provide that upon the Optionee's receipt of the notice of a Terminating Event under this Paragraph 12(a), the entire number of Shares covered by Options shall become immediately exercisable. Upon the close of the period described in this Paragraph 12(a) during which an Option may be exercised in connection with a Terminating Event, such Option (including such portion thereof that is not exercisable) shall terminate to the extent that such Option have not theretofore been exercised.

               (b) Notwithstanding Paragraph 12(a), in the event the Terminating Event is not consummated, the Option shall be deemed not to have been exercised and shall be exercisable thereafter to the extent it would have been exercisable if no such notice had been given.

          13.  Interpretation

          The Committee shall have the power to interpret the Plan and to make and amend rules for putting it into effect and administering it. It is intended that the Incentive Stock Options granted under the Plan shall constitute incentive stock options within the meaning of section 422 of the Code, and that Shares transferred pursuant to the exercise of Non-Qualified Options shall constitute property subject to federal income tax pursuant to the provisions of section 83 of the Code. The provisions of the Plan shall be interpreted and applied insofar as possible to carry out such intent.

          14.  Amendments

          The Board or the Committee may amend the Plan from time to time in such manner as it may deem advisable. Nevertheless, neither the Board nor the Committee may, without obtaining approval within twelve months before or after such action by such vote of shareholders as may be required by Pennsylvania law for any action requiring shareholder approval, or by a majority of votes cast at a duly held shareholders' meeting at which a majority of all voting stock is present and voting on such amendment, either in person or in proxy (but not, in any event, less than the vote required pursuant to Rule 16b-3(b) under the 1934
Act) change the class of individuals eligible to receive an Incentive Stock Option, extend the expiration date of the Plan, decrease the minimum option price of an Incentive Stock Option granted under the Plan or increase the maximum number of shares as to which Options may be granted, except as provided in Paragraph 11 hereof. In addition, the provisions of Paragraph 8 that determine (i) which directors shall be granted Options; (ii) the number of Shares subject to Options; (iii) the option price of Shares subject to Options; and (iv) the timing of grants of Options shall not be amended more than once every six months, other than to comport with changes in the Code or the Employee Retirement Income Security Act of 1974, as amended, if applicable. No outstanding Option shall be affected by any such amendment without the written consent of the Optionee or other person then entitled to exercise such Option.

          15.  Securities Law

               (a)  In General. The Committee shall have the power to make each
                    ----------
grant under the Plan subject to such conditions as it deems necessary or appropriate to comply with the then-existing requirements of the 1933 Act or the 1934 Act, including Rule 16b-3 (or any similar rule) of the Securities and Exchange Commission.

               (b)  Acknowledgment of Securities Law Restrictions on Exercise.
                    ---------------------------------------------------------
To the extent required by the Committee, unless the Shares subject to the Option are covered by a then current registration statement or a Notification under Regulation A under the 1933 Act, each notice of exercise of an Option shall contain the Optionee's acknowledgment in form and substance satisfactory to the Committee that:

                         (i) the Shares subject to the Option are being purchased for investment and not for distribution or resale (other than a distribution or resale which, in the opinion of counsel satisfactory to the Sponsor, may be made without violating the registration provisions of the
     Act);

                         (ii) the Optionee has been advised and understands that (A) the Shares subject to the Option have not been registered under the 1933 Act and are "restricted securities" within the meaning of Rule 144 under the 1933 Act and are subject to restrictions on transfer and (B) the Sponsor is under no obligation to register the Shares subject to the Option under the 1933 Act or to take any action which would make available to the Optionee any exemption from such registration;

                         (iii) the certificate evidencing the Shares may bear a restrictive legend; and

                         (iv) the Shares subject to the Option may not be transferred without compliance with all applicable federal and state securities laws.

               (c)  Delay of Exercise Pending Registration of Securities.
                    ----------------------------------------------------
Notwithstanding any provision in the Plan or an option document to the contrary, if the Committee determines, in its sole discretion, that issuance of Shares pursuant to the exercise of an Option should be delayed pending registration or qualification under federal or state securities laws or the receipt of a legal opinion that an appropriate exemption from the application of federal or state securities laws is available, the Committee may defer exercise of any Option until such Shares are appropriately registered or qualified or an appropriate legal opinion has been received, as applicable.

          16.  Withholding of Taxes on Exercise of Option

               (a) Whenever the Company proposes or is required to deliver or transfer Shares in connection with the exercise of an Option, the Company shall have the right to (i) require the recipient to remit to the Sponsor an amount sufficient to satisfy any federal, state and local withholding tax requirements prior to the delivery or transfer of any certificate or certificates for such Shares or (ii) take any action whatever that it deems necessary to protect its interests with respect to tax liabilities. The Sponsor's obligation to make any delivery or transfer of Shares on the exercise of an Option shall be conditioned on the recipient's compliance, to the Sponsor's satisfaction, with any withholding requirement. In addition, if the Committee grants Options or amends option documents to permit Options to be transferred during the life of the Optionee, the Committee may include in such option documents such provisions as it determines are necessary or appropriate to permit the Company to deduct compensation expenses recognized upon exercise of such Options for federal or state income tax purposes.

               (b) Except as otherwise provided in this Paragraph 16(b), any tax liabilities incurred in connection with the exercise of an Option under the Plan other than an Incentive Stock Option shall be satisfied by the Sponsor's withholding a portion of the Shares underlying the Option exercised having a Fair Market Value approximately equal to the minimum amount of taxes required to be withheld by the Sponsor under applicable law, unless otherwise determined by the Committee with respect to any Optionee. Notwithstanding the foregoing, the Committee may permit an Optionee to elect one or both of the following: (i) to have taxes withheld in excess of the minimum amount required to be withheld by the Sponsor under applicable law; provided that the Optionee certifies in writing to the Sponsor that the Optionee owns a number of Other Available Shares having a Fair Market Value that is at least equal to the Fair Market Value of Option Shares to be withheld by the Company for the then-current exercise on account of withheld taxes in excess of such minimum amount, and (ii) to pay to the Sponsor in cash all or a portion of the taxes to be withheld upon the exercise of an Option. In all cases, the Shares so withheld by the Company shall have a Fair Market Value that does not exceed the amount of taxes to be withheld minus the cash payment, if any, made by the Optionee. Any election pursuant to this Paragraph 16(b) must be in writing made prior to the date specified by the Committee, and in any event prior to the date the amount of tax to be withheld or paid is determined. An election pursuant to this Paragraph 16(b) may be made only by an Optionee or, in the event of the Optionee's death, by the Optionee's legal representative. No Shares withheld pursuant to this Paragraph 16(b) shall be available for subsequent grants under the Plan. The Committee may add such other requirements and limitations regarding elections pursuant to this Paragraph 16(b) as it deems appropriate.

               (c) Except as otherwise provided in this Paragraph 16(c), any tax liabilities incurred in connection with the exercise of an Incentive Stock Option under the Plan shall be satisfied by the Optionee's payment to the Sponsor in cash all of the taxes to be withheld upon exercise of the Incentive Stock Option. Notwithstanding the foregoing, the Committee may permit an Optionee to elect to have the Sponsor withhold a portion of the Shares underlying the

Incentive Stock Option exercised having a Fair Market Value approximately equal to the minimum amount of taxes required to be withheld by the Sponsor under applicable law. Any election pursuant to this Paragraph 16(c) must be in writing made prior to the date specified by the Committee, and in any event prior to the date the amount of tax to be withheld or paid is determined. An election pursuant to this Paragraph 16(c) may be made only by an Optionee or, in the event of the Optionee's death, by the Optionee's legal representative. No Shares withheld pursuant to this Paragraph 16(c) shall be available for subsequent grants under the Plan. The Committee may add such other requirements and limitations regarding elections pursuant to this Paragraph 16(c) as it deems appropriate.

          17.  Effective Date and Term of Plan

          This amendment and restatement of the Plan is effective as of April 14, 2000. The Plan shall expire no later than March 13, 2006, the tenth anniversary of the date the Plan was initially adopted by the Board, unless sooner terminated by the Board.

          18.  General

          Each Option shall be evidenced by a written instrument containing such terms and conditions not inconsistent with the Plan as the Committee may determine. The issuance of Shares on the exercise of an Option shall be subject to all of the applicable requirements of the corporation law of the Sponsor's state of incorporation and other applicable laws, including federal or state securities laws, and all Shares issued under the Plan shall be subject to the terms and restrictions contained in the Articles of Incorporation and By-Laws of the Sponsor, as amended from time to time.


                  Executed as of the 14th day of April, 2000.


                                    COMCAST CORPORATION


                                    By:_________________________________



                                    Attest: ____________________________